UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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GP Strategies Corporation

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GP STRATEGIES CORPORATION
70 Corporate Center
11000 Broken Land Parkway, Suite 200
Columbia, Maryland 21044
_____________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held August 7, 2019
_____________________

 To our Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of GP Strategies Corporation (the “Company”) will be held at the Company’s offices at 70 Corporate Center, 11000 Broken Land Parkway, Suite 200, Columbia, Maryland, on the 7th day of August 2019, at 10:30 a.m., local time, for the following purposes:

1.	To elect seven persons to the Board of Directors of the Company to serve until the Next Annual Meeting of Stockholders and until their respective successors are elected and qualified.

2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

3.	To hold an advisory vote to approve the compensation of our named executive officers as disclosed in the attached Proxy Statement.

4.	To approve an amendment to the 2011 Stock Incentive Plan to increase the authorized number of shares available for future issuance under the plan.

These items are described more fully in our Proxy Statement. Our Board of Directors has no knowledge of any other business which may come before the meeting.

Only stockholders of record as of the close of business on June 10, 2019 are entitled to receive notice of and to vote at the Annual Meeting. A list of such stockholders shall be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of ten days prior to the meeting, at the offices of the Company at 70 Corporate Center, 11000 Broken Land Parkway, Suite 200, Columbia, Maryland.

Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. As an alternative to voting in person at the Annual Meeting, you may vote via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing a completed proxy card. For detailed information regarding voting instructions, please refer to the section entitled “Voting via the Internet, by Telephone or by Mail” on page 2 of the Proxy Statement. You may revoke a previously delivered proxy at any time prior to the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

By Order of the Board of Directors

Kenneth L. Crawford, Secretary

Columbia, Maryland
June 25, 2019

INTERNET AVAILABILITY OF PROXY MATERIALS

In accordance with U.S. Securities and Exchange Commission rules, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our proxy statement and annual report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We believe this will make the proxy distribution process more efficient, less costly and help in conserving natural resources. If you previously elected to receive our proxy materials electronically, these materials will continue to be sent via email unless you change your election.

GP STRATEGIES CORPORATION

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 7, 2019

GP STRATEGIES CORPORATION
70 Corporate Center
11000 Broken Land Parkway
Columbia, Maryland 21044
_____________________

PROXY STATEMENT
_____________________

INFORMATION CONCERNING SOLICITATION AND VOTING

The accompanying Proxy is solicited by and on behalf of the Board of Directors of the Company, for use only at the Annual Meeting to be held at the Company’s offices at 70 Corporate Center, 11000 Broken Land Parkway, Suite 200, Columbia, Maryland on the 7th day of August 2019, at 10:30 a.m., local time, and at any adjournments or postponement thereof. The approximate date on which this Proxy Statement and the accompanying Proxy were first given or sent to security holders was June 25, 2019.

Properly delivered Proxies will be voted in accordance with the specifications made and where no specifications are given, such Proxies will be voted FOR the proposal to elect seven persons to the Board of Directors of the Company to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualify, FOR the proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, FOR the compensation of our named executive officers and FOR the amendment to the 2011 stock incentive plan. In the discretion of the proxy holders, the Proxies will also be voted FOR or AGAINST such other matters as may properly come before the Annual Meeting. The management of the Company is not aware of any other matters that are to be presented for action at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in your proxies will vote in accordance with their best judgment. Although it is intended that the Proxies will be voted for the nominees named herein, the holders of the Proxies reserve discretion to cast votes for individuals other than such nominees in the event of the unavailability of any such nominee. The Company has no reason to believe that any of the nominees will become unavailable for election. The Proxies may not be voted for a greater number of persons than the number of nominees named.

Quorum; Required Votes

In order to conduct business at the Annual Meeting a quorum must be present. A quorum is the presence, in person or by proxy, of holders of record of shares of GP Strategies Common Stock (the "Common Stock") representing a majority of the number of votes entitled to be cast at the Annual Meeting. Proxies marked as abstaining on any matter to be acted upon by stockholders and “broker non-votes”, described below, will be treated as present for purposes of determining if a quorum is present.

The election of directors (Proposal 1) requires that each nominee receive more votes cast “for” than "against" the nominee at the Annual Meeting in order for the nominee to be elected. Shares not present and shares present but not voted (whether as an abstention, broker non-vote or otherwise) will have no effect on the election of directors.

The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 (Proposal 2) requires the affirmative vote of a majority of the votes cast on the matter. Abstentions and broker non-votes have no effect on this proposal.

The advisory vote on compensation of our named executive officers (Proposal 3) requires the affirmative vote of a majority of the votes cast on the matter. Abstentions and broker non-votes have no effect on this proposal. Although the advisory vote on the compensation of our named executive officers is non-binding, the Board of Directors will review the results of the vote and will take them into account when making decisions concerning executive compensation of our named executive officers.

The approval of amendment to the 2011 Stock Incentive Plan (Proposal 4) requires the affirmative vote of a majority of the votes cast on the matter. Abstentions and broker non-votes will have no effect on this proposal.

If you hold your shares in “street name” (that is through a broker or other nominee), your broker may be able to vote your shares for certain “routine” matters even if you do not provide the broker with voting instructions. If you do not give your broker instructions on how to vote your shares the broker will return the proxy card without voting on proposals not considered

“routine.” This is a broker non-vote. Proposals 1, 3 and 4 are considered “non-routine” matters. The broker may not vote on these matters without instructions from you.

Record Date

The Board of Directors has fixed the close of business on June 10, 2019 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. The issued and outstanding capital stock of the Company on June 10, 2019 consisted of 16,765,121 shares of Common Stock, each entitled to one vote per share.

Voting via the Internet, by Telephone or by Mail; Revoking Earlier Vote

Stockholders whose shares are registered in their own names may vote in person at the Annual Meeting, via the Internet, by telephone or, if they receive a paper proxy card in the mail, by mailing a completed proxy card. The Notice of Internet Availability of Proxy Materials provides instructions on how to access your proxy card, which contains instructions on how to vote via the Internet or by telephone. If you receive a paper proxy card, instructions for voting via the Internet or by telephone are set forth on the proxy card. If you receive a paper proxy card and voting instructions by mail and elect to vote by mail, you should sign and return the mailed proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials, and your shares will be voted at the Annual Meeting in the manner you direct.

If your shares are registered in the name of a bank or brokerage firm (your record holder), you will receive instructions from your record holder that you must follow to specify how your record holder will vote your shares. If you hold shares through a bank or brokerage firm and wish to be able to vote in person at the Annual Meeting, you must obtain a legal proxy from your brokerage firm, bank or other holder of record and present it to the inspector of elections with your ballot.

You may revoke or change a previously delivered proxy at any time before the Annual Meeting by delivering another proxy with a later date, by voting again via the Internet or by telephone, by delivering written notice of revocation of your proxy to the Company’s Secretary at its principal executive offices before the beginning of the Annual Meeting, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If you hold shares through a bank or brokerage firm, you must contact that bank or brokerage firm to revoke any prior voting instructions. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the preceding paragraph.

PRINCIPAL STOCKHOLDERS

The following table sets forth the number of shares of Common Stock beneficially owned as of June 10, 2019 by each person who is known by the Company based on such person’s filings with the Securities and Exchange Commission (“SEC”) to own beneficially more than 5% of the outstanding Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner		Percent of Class
Sagard Capital Partners, L.P. 280 Park Avenue, 3rd Floor West New York, NY 10017	3,639,367 shares	(1)	21.7%
Cove Street Capital 2101 E El Segundo Boulevard, Suite 302 El Segundo, CA 90245	2,297,922 shares	(2)	13.7%
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	1,168,512 shares	(3)	7.0%
NWQ Investment Management Company, LLC 2049 Century Park East, 16th Floor Los Angeles, CA 90067	1,135,343 shares	(4)	6.8%
 __________________________

(1)	Based on a Form 13F-HR filed by Sagard Capital Partners Management Corporation with the SEC on May 15, 2019.

(2)	Based on a Schedule 13F-HR filed by Cove Street Capital, LLC with the SEC on May 14, 2019.

(3)
Based on a Schedule 13F-HR filed by Dimensional Fund Advisors LP ("Dimensional") with the SEC on May 10, 2019. Dimensional has informed the Company that the shares are owned by advisory clients of Dimensional and that Dimensional disclaims beneficial ownership of such shares.

(4)	Based on a Schedule 13F-HR filed by NWQ Investment Management Company, LLC with the SEC on May 14, 2019.

SECURITY OWNERSHIP OF DIRECTORS AND NAMED EXECUTIVE OFFICERS

The following table sets forth the beneficial ownership of Common Stock, by each director, each of our Chief Executive Officer, Chief Financial Officer, and three other most highly compensated officers, and all directors and executive officers as a group as of June 10, 2019.

Name of Beneficial Owner	Amount and Nature of Beneficial Owner		Percent of Class
Tamar Elkeles	1,931		*
Marshall S. Geller	150,960		*
Scott N. Greenberg	158,055	(1)	*
Steven E. Koonin	7,068		*
Jacques Manardo	—		*
Richard C. Pfenniger, Jr.	43,808		*
Samuel D. Robinson	3,645,048	(2)	21.7%
Russell L. Becker	2,906	(1)	*
Michael R. Dugan	5,898	(1)	*
Donald R. Duquette	45,407	(1)	*
Adam H. Stedham	10,956	(1)	*
Directors and Executive Officers as a Group (13 persons)	4,109,941	(3)	24.5%
__________________________

*	Less than one percent.

(1)
Includes 15,992 shares for Mr. Greenberg, 1,106 shares for Mr. Dugan, 21 shares for Mr. Becker, 14,055 shares for Mr. Duquette and 6,107 shares for Mr. Stedham allocated pursuant to the provisions of our Retirement Savings Plan.

(2)
The amount reported by Samuel D. Robinson includes 5,681 shares owned directly by him and 3,639,367 shares representing the beneficial ownership of the Company’s securities by Sagard Capital Partners, L.P., a Delaware limited partnership ("Sagard Capital"). Mr. Robinson is the President of Sagard Holdings ULC and its subsidiary, Sagard Capital Partners Management Corporation ("Sagard Management"), the investment manager of Sagard Capital, and of Sagard Capital Partners GP, Inc., the general partner of Sagard Capital. Mr. Robinson disclaims beneficial ownership of such securities, by virtue of his position as the President of Sagard Management.

(3)	Includes 42,396 shares of Common Stock allocated to accounts pursuant to the provisions of our Retirement Savings Plan.

PROPOSAL 1. ELECTION OF DIRECTORS

The Board of Directors currently consists of seven members. All seven directors will be elected at the Annual Meeting to hold office until the next Annual Meeting of Stockholders and until their respective successors are elected and qualify. The Board proposes that each of the current directors be reelected to the Board.
Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. If instructed to do so, Proxies will be voted for the following nominees, but the holders of these Proxies reserve discretion to cast votes for individuals other than the nominees for Director named below in the event of the unavailability of any such nominee.

We seek persons to serve as directors who possess qualifications and expertise that will enhance the composition of the Board, applying considerations set forth in our Corporate Governance Guidelines (described below).

Set forth below are the names of the nominees, the year in which first elected a Director of the Company, the principal occupation of each nominee, and a brief biography of each nominee, including information regarding the specific experience, qualifications, attributes or skills that led the Board of Directors to determine that the applicable director should be re-nominated and elected to serve as a member of our Board of Directors.

Name and Year First Elected as Director	Age	Principal Occupation and Business Experience During the Past Five Years
Scott N. Greenberg (1987)	62
Mr. Greenberg has been Chief Executive Officer of the Company since April 2005 and was appointed Chairman of the Board in August 2018. He was President of the Company from 2001 until 2006, Chief Financial Officer from 1989 until 2005, Executive Vice President from 1998 to 2001, Vice President from 1985 to 1998, and held various other positions since joining the Company in 1981.  Mr. Greenberg was also a Director of Wright Investors’ Service Holdings Inc., formerly National Patent Development Corporation (“NPDC”), from 2004 to 2015. Mr. Greenberg brings to the Board significant experience and expertise in management, acquisitions and strategic planning, as well as many years of finance and related transaction experience. As our Chief Executive Officer, he brings to the Board extensive knowledge of the Company’s structure, history, major stockholders and culture.

Marshall S. Geller (2002)	80
Mr. Geller was a Founder of St. Cloud Capital, a Los Angeles based private equity fund, and Senior Investment Advisor from December 2001 until September 2017.  He has spent more than 50 years in corporate finance and investment banking, including 21 years as a Senior Managing Partner of Bear, Stearns & Co., with oversight of all operations in Los Angeles, San Francisco, Chicago, Hong Kong and the Far East.  Mr. Geller is currently on the Board of Directors of UCLA Health System and VerifyMe, Inc. and is on the Board of Governors of Cedars Sinai Medical Center, Los Angeles.  Mr. Geller also serves on the Dean's Advisory Council for the College of Business & Economics at California State University, Los Angeles. Previously Mr. Geller was a director of Guidance Software, Inc., National Holdings Corporation, California Pizza Kitchen and Wright Investors' Services Holdings, Inc. As the managing partner of a private equity fund and a director of other public companies, Mr. Geller brings to the Board many years of experience and expertise as an investor in and adviser to companies in various sectors.

Name and Year First Elected as Director	Age	Principal Occupation and Business Experience During the Past Five Years
Richard C. Pfenniger, Jr. (2005)	63
Mr. Pfenniger is currently a private investor who previously served as a senior executive at several companies. He served as Interim Chief Executive Officer of Vein Clinics of America, Inc. from May 2014 to February 2015 and as Interim Chief Executive Officer of Integramed America, Inc., a manager of outpatient fertility centers, from January to June 2013. From 2003 until 2011, Mr. Pfenniger served as the Chairman of the Board, President and Chief Executive Officer of Continucare Corporation, a provider of primary care physician services. Mr. Pfenniger was the Chief Executive Officer and Vice Chairman of Whitman Education Group, Inc., a provider of career-oriented higher education, from 1997 until 2003.  From 1994 to 1997, Mr. Pfenniger served as the Chief Operating Officer of IVAX Corporation, and from 1989 to 1994 he served as the Senior Vice President-Legal Affairs and General Counsel of IVAX Corporation, a multi-national pharmaceutical company. Mr. Pfenniger currently serves as a Director of TransEnterix, Inc. (a medical device company), Opko Health, Inc. (a multi-national pharmaceutical and diagnostics company) and BioCardia, Inc. (a regenerative medicine company). Previously, he was a director of Wright Investors' Service Holdings, Inc. Mr. Pfenniger’s prior experience as a Chief Executive Officer of a public company and prior experience in the education industry brings relevant experience managing a growth-oriented business and balancing the demands of clients, employees and investors.

Steven E. Koonin (2016)	67
Dr. Steven E. Koonin is a University Professor at New York University (NYU), where he is also Professor of Information, Operations, and Management Sciences in the Stern School of Business and of Civil and Urban Engineering in the Tandon School of Engineering. He served as the founding Director of NYU's Center for Urban Science and Progress from April 2012 through August 2018. Prior to joining NYU, Dr. Koonin served as Undersecretary for Science at the U.S. Department of Energy from May 2009, following his confirmation by the U.S. Senate, until November 2011. Prior to joining the government, Dr. Koonin spent five years, from March 2004 to May 2009, as Chief Scientist for BP, p.l.c. From September 1975 to July 2006, Dr. Koonin was a professor of theoretical physics at Caltech and was the institute’s Provost from February 1995 to January 2004. Dr. Koonin was a director of CERES, Inc., a publicly traded company pursuing genetically enhanced bioenergy crops, from 2012 to 2015. His memberships include the U.S. National Academy of Sciences, the American Academy of Arts and Sciences, the Council on Foreign Relations and previously the Trilateral Commission. He has been a member of the JASON advisory group from July 1988 to May 2009, and from November 2011 to present, and served as the group’s chair from 1998 to 2004. He also has served as an independent governor of the Lawrence Livermore National Security LLCs since July 2012, of the Los Alamos National Laboratory LLC from 2012 to2018, and of the Sandia Corporation from 2016 to 2017, as well as serving on the Secretary of Energy’s Advisory Board from 2013 to 2016. Dr. Koonin holds a B.S. in Physics from Caltech and a Ph.D. in Theoretical Physics from MIT and has been a Trustee of the Institute for Defense Analyses since 2014. Dr. Koonin brings extensive experience in science, education, energy and government to our Board of Directors.

Samuel D. Robinson (2016)	45
Mr. Robinson is President of Sagard Holdings ULC ("Sagard") and its subsidiary, Sagard Capital Partners Management Corporation and a Vice President of Power Corporation of Canada ("Power"). He joined Sagard and Power in 2016 after an 18 year career at Goldman Sachs. He served in a variety of positions at Goldman Sachs, including Chief Administrative Officer and head of strategy for the global Investment Banking Division, Chief Operating Officer for the firm's emerging markets businesses, Asia Regional Chief of Staff and Chief of Staff to the firm's President. Earlier, he trained as a financial institutions investment banker, worked in venture capital and was involved for many years in corporate strategy and investor relations. Mr. Robinson currently serves on the boards of Sagard and Integramed America, Inc. He holds a M. A. and a M. Phil., both from Christ Church, Oxford University. Mr. Robinson was appointed Lead Independent Director in August 2018. Mr. Robinson brings to the Board experience in strategy, business operations, M&A, capital raising, and in working closely with leaders to maximize their own strategic and operational impact.

Name and Year First Elected as Director	Age	Principal Occupation and Business Experience During the Past Five Years
Tamar Elkeles	50
Dr. Elkeles is currently the Chief Human Resources Officer at XCOM Labs, Inc., a wireless technology company. Previously, she was Chief Talent Executive for Atlantic Bridge Capital. Prior to that she was the Chief People Officer at Quixey, Inc. from 2015 to 2016 and from 1992 to 2015, was a human resources executive leading learning, organization development and employee communications at Qualcomm, including 17 years as Qualcomm's Chief Learning Officer. She currently serves on the Board of Advisors of the Forbes School of Business & Technology at Ashford University and the Editorial Board for "Chief Learning Officer", a multimedia publication focused on the enterprise learning market. Previously she was on the Board of Directors, and is still a very active member of, the Association for Talent Development. Dr. Elkeles also serves as a strategic advisor to several start up companies in the education technology sector. She holds a B.A. in both Psychology and Human Development from the University of Kansas, and both a M.S. and PhD in industrial and organizational psychology from the California School of Professional Psychology. Dr. Elkeles brings experience as a Chief Learning Officer and human resource executive, and relationships with other learning executives at global Fortune 500 companies and in the overall human capital field.

Jacques Manardo	73
Mr. Manardo is a former CEO and Managing Partner of Deloitte Europe. After 33 years in the audit and consulting profession, Mr. Manardo retired in 2001 from Deloitte, where he was the founding partner of the French practice, the CEO for Europe and global managing partner for services to the firm's top 300 clients. In 2001, he became an angel investor, director and advisor, and has since conducted special consulting assignments on mergers and acquisitions and other complex transactions. Mr. Manardo is currently a board member of a private investment fund, Yam Invest, in Amsterdam, and a trustee of the French Institute-Alliance Francaise, Chair of the Finance Committee in New York City. He was a member of the Board of the Banking and Insurance Fortis Group from 2004 until 2009, was a senior advisor to HIG, a Miami based hedge fund from 2006 to 2012, and previously served on the boards of several other commercial and non-profit entities. Mr. Manardo is a CPA and a Doctor in Law of Paris University. Mr. Manardo brings previous board experience and business leadership experience in the global services industry, which we believe will be beneficial as we continue to expand globally.

Required Vote and Board Recommendation

The election of directors requires that each nominee receive more votes cast “for” than "against" the nominee in order for the nominee to be elected. Shares not present and shares present but not voted (whether as an abstention, broker non-vote or otherwise) will have no effect on the election of directors.

 The Board of Directors recommends that you vote FOR the election of each of the seven nominees.

Corporate Governance

The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company, although it is not involved in day-to-day operating details. Members of the Board of Directors are kept informed of the Company’s business by various reports and documents sent to them as well as by operating and financial reports made at Board and Committee meetings. The Board of Directors held seven meetings in 2018. All of the Directors attended at least 75% of the total number of meetings of the Board of Directors and of Committees of the Board on which they served. We do not have an official policy with regard to Board members’ attendance at annual meetings of stockholders. However, we encourage all Directors to attend and typically schedule a meeting of the Board of Directors on the same day as our meeting of stockholders.

Corporate Governance Guidelines

Our Board of Directors, on the recommendation of the Nominating/Corporate Governance Committee, adopted a set of corporate governance guidelines, a copy of which is available on our website at www.gpstrategies.com under the “Corporate Governance” page of the “Investors” section. We will provide a copy of such guidelines to any stockholder who requests one by contacting our Secretary, 70 Corporate Center, 11000 Broken Land Parkway, Suite 200, Columbia, MD 21044. We continue to monitor our corporate governance guidelines to comply with rules adopted by the SEC, the NYSE and industry practice.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics for our directors, officers and employees, including, but not limited to, the Chief Executive Officer and the Chief Financial Officer and other senior managers in our accounting and finance departments.  A copy of this Code of Business Conduct and Ethics can be found on our website at www.gpstrategies.com under the “Corporate Governance” page of the “Investors” section. We will provide a copy of such code to any stockholder who requests one by contacting our Secretary, 70 Corporate Center, 11000 Broken Land Parkway, Suite 200, Columbia, MD 21044. If we make any substantive amendments to the Code of Ethics for our executive officers or directors or grant any waiver from a provision of the Code of Ethics for our executive officers or directors, we will within four (4) business days disclose the nature of such amendment or waiver in a Report on Form 8-K or on our website at www.gpstrategies.com.

Director Independence

The Board of Directors reviews the independence of its members on an annual basis. No Director will be deemed to be independent unless the Board affirmatively determines that the Director in question has no material relationship with the Company, directly or as an officer, stockholder, member or partner of an organization that has a material relationship with the Company. The Board has not adopted any categorical standards of Director independence, however, the Board of Directors employs the standards of independence of the New York Stock Exchange (“NYSE”) rules currently in effect in making its determination that a Director qualifies as independent. In its annual review of Director independence, the Board considers all commercial, banking, consulting, legal, accounting, charitable or other business relationships any Director may have with the Company. As a result of its annual review, the Board of Directors has determined that Tamar Elkeles, Marshall S. Geller, Steven E. Koonin, Richard C. Pfenniger, Jr. and Samuel D. Robinson are independent and that Scott N. Greenberg and Jacques Manardo are not independent. The Company has Nominating/Corporate Governance, Government Security, Compensation and Audit Committees and based on these standards, all current members of such Committees are independent. The Company also has an Executive Committee, of which Mr. Greenberg is a member.

Stock Ownership Guidelines

All directors (other than the Chief Executive Officer) are expected to accumulate and hold shares of Common Stock with a value of at least five times their annual cash base fees. As of June 10, 2019 and throughout 2018 each director held shares of the Company’s common stock sufficient to satisfy the guideline, other than Dr. Koonin who became a director in June 2016 and Tamar Elkeles and Jacques Manardo who each became a director in August 2018.

The Chief Executive Officer is expected to accumulate and hold shares of Common Stock with a value of at least six times his annual cash base salary and the other Named Executive Officers are expected to accumulate and hold shares of Common Stock with a value of at least three times their respective annual cash base salaries. Until the ownership guideline is satisfied, the Chief Executive Officer and Named Executive Officers are required to retain at least 50% of net profit shares delivered through the GP Strategies 2011 Stock Incentive Plan. Net profit shares refer to those that remain after payment of any exercise price and taxes owed at the exercise of stock options, vesting of restricted stock, restricted stock units, or earn out of performance shares.

Board Leadership Structure

Under our current leadership structure, we have a combined position of Chairman and CEO and an independent director serving as a Lead Independent Director.  The Board of Directors does not have a policy on whether the roles of Chairman and CEO should be separate or combined. In addition, our Board has determined that if the Chairman is not an independent director, then there should also be a Lead Independent Director.

Our Board believes that combining the roles of Chairman and CEO is currently the most effective leadership structure for our Company.  Our current CEO, Scott Greenberg, has significant knowledge of, and experience in, our business, industry, operations, and risks, which affords him the insight necessary to guide discussions at Board meetings.  Mr. Greenberg also provides our Board with updates on significant business developments and other time-sensitive matters.

As CEO, Mr. Greenberg is directly accountable to our Board and, through our Board, to our shareholders.  His role as Chairman is both counterbalanced and enhanced by the overall independence of the Board and independent leadership provided by our Lead Independent Director, Samuel Robinson.  Mr. Robinson was designated as the Lead Independent Director by our Board in August 2018. The responsibilities of our Lead Independent Director include:

•	Remain independent, failing which the Lead Director may be removed from the position by a majority of the independent directors;

•	Preside at meetings in executive session of the non-management directors;

•
Recommend the frequency of and schedule meetings of the non-management directors in executive session, and invite members of management (including management directors) to join an executive session for reports to or discussions with the non-management directors, as appropriate;

•
Consult with the Chairman of the Board and with the chairs of committees of the Board regarding topics for reports and discussion at meetings, dates and times of meetings, allocation of time for specific reports and matters to be discussed at meetings, and other matters to be addressed at meetings;

•	Provide input on agendas for all Board meetings;

•	Be available for direct communication and consultation with significant shareholders; and

•	Perform such other duties as may be assigned by the Board from time to time.

Our independent directors may elect another independent director as Lead Independent Director at any time.

Executive Sessions of Non-Management Directors

The non-management Directors meet periodically in executive session. The executive sessions of non-management Directors are presided over by the Director who is the Chairman of the Committee responsible for the issue being discussed. Executive sessions are also routinely held as a part of meetings of the Audit Committee. The Board intends to schedule at least two executive sessions of non-management Directors each year. However, any Director may request additional executive sessions of non-management Directors to discuss any matter of concern.

Risk Oversight

Our Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental part of risk management is not only understanding the risks the Company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. Management is responsible for establishing our business strategy, identifying and assessing the related risks and establishing appropriate risk management practices. Our Board receives reports on various areas of risk, reviews our business strategy and management’s assessment of the related risk, and discusses with management the appropriate level of risk for the Company.

Our Board administers its risk oversight function with respect to our operating risk as a whole, and meets with management at least quarterly to receive updates with respect to our operations, business strategies and the monitoring of related risks. The Board also delegates oversight of certain risks to the Audit, Compensation and Nominating/Corporate Governance Committees.

Our Audit Committee oversees financial risk exposures, including monitoring the integrity of the financial statements, internal controls over financial reporting, and the independence of the independent auditor of the Company. The Audit Committee also monitors our whistleblower hot lines with respect to financial reporting matters, alleged violations of our codes of conduct and business ethics, and cybersecurity and information technology risks. Individuals who supervise day-to-day risk in these areas have direct access to the Board of Directors through the Audit Committee.

Our Nominating/Corporate Governance Committee oversees governance related risks by working with management to establish corporate governance guidelines applicable to the Company, including recommendations regarding director nominees, the determination of director independence, Board leadership structure and membership on Board Committees. The Company’s Nominating/Corporate Governance Committee also oversees risk by working with management to adopt corporate governance policies and procedures designed to support the highest standards of business ethics.

Our Compensation Committee oversees risk management by participating in the creation of compensation structures that create incentives that support an appropriate level of risk-taking behavior consistent with the Company’s business strategy.

Committee Charters

Each of our Nominating/Corporate Governance, Audit, and Compensation Committees acts under a written charter, which may be viewed on the Company’s website at www.gpstrategies.com under the “Corporate Governance” page of the “Investors” section at the following location: https://www.gpstrategies.com/about-us/investors/corporate-governance, at the following locations:

Committee	Online location of Charter
Nominating/Corporate Governance	https://www.gpstrategies.com/wp-content/uploads/2016/06/Nominating_Corporate-Governance-Committee-Charter-22-June-2016.pdf
Audit	https://resources.gpstrategies.com/wp-content/uploads/2016/05/auditComCharter.pdf
Compensation	https://resources.gpstrategies.com/wp-content/uploads/2016/05/compCharter.pdf

We will provide a copy of each committee charter to any stockholder who requests one by contacting our Secretary, 70 Corporate Center, 11000 Broken Land Parkway, Suite 200, Columbia, MD 21044.

Nominating/Corporate Governance Committee

The members of the Nominating/Corporate Governance Committee are Samuel D. Robinson, Marshall S. Geller and Richard C. Pfenniger, who is the Chairman of the Nominating/Corporate Governance Committee. All members of such committee satisfy the independence requirements of the NYSE rules currently in effect. The Nominating/Corporate Governance Committee met six times in 2018. The principal functions of the Nominating/Corporate Governance Committee are to:

(i)	develop policies on the size and composition of the Board of Directors;

(ii)	identify individuals qualified to become members of the Board of Directors;

(iii)	recommend a slate of nominees to the Board of Directors annually;

(iv)	ensure that the Audit, Compensation and Nominating/Corporate Governance Committees of the Board of Directors have the benefit of qualified and experienced independent Directors;

(v)
review and reassess the adequacy of the Board of Directors’ corporate governance principles (which principles may be viewed online on the Company’s website at www.gpstrategies.com under the “Corporate Governance” page of the “Investors” section); and

(vi)	advise the full Board of Directors on corporate governance matters.

Our Nominating/Corporate Governance Committee identifies individuals qualified to be Board members, evaluates any stockholder recommendations for Board membership, and develops and recommends corporate governance policies and procedures. We did not implement any changes to our process for stockholder recommendations of director nominees during 2018.

Criteria and Diversity

When the Board of Directors decides to recruit a new member, it seeks strong candidates who possess qualifications and expertise that will enhance the composition of the Board of Directors. The criteria for selecting new Directors can be viewed online on the Company’s website at www.gpstrategies.com under the “Corporate Governance” page of the “Investors” section. The Board of Directors will consider any such strong candidate provided he or she possesses integrity and ethical character.

The Company may engage an executive search firm to assist it in finding qualified candidates. If the Board of Directors does not believe that a candidate possesses the above personal characteristics, that candidate will not be considered.

In evaluating potential board members, the Nominating/Corporate Governance Committee will apply the criteria set forth in our Corporate Governance Guidelines including:

•	A candidate’s background, achievements, and experience;

•	Demonstrated leadership ability;

•	The intelligence and ability to make independent analytical inquiries;

•	The ability to exercise sound business judgment; and

•	Due consideration to the Board’s overall balance of diversity of perspectives, backgrounds and experiences, as well as age, gender and ethnicity.

Accordingly, in consideration with many other factors, the Nominating/Corporate Governance Committee selects nominees with a broad diversity of abilities, experience, professions, skills and backgrounds. The Nominating/Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of members of our Board of Directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

The Nominating/Corporate Governance Committee uses the same criteria to evaluate all candidates regardless of whether the person was recommended by directors, officers, employees, stockholders or others. Upon selection of a qualified candidate, the Nominating/Corporate Governance Committee would recommend the candidate for consideration by the full Board of Directors.

Stockholder Recommendations for Board Nominees

To recommend a prospective nominee for the Nominating/Corporate Governance Committee’s consideration, stockholders should submit the candidate’s name and qualifications to our Secretary in writing at 70 Corporate Center, 11000 Broken Land Parkway, Suite 200, Columbia, MD 21044. When submitting candidates for nomination to be elected at our annual meeting of stockholders, stockholders must also follow the notice procedures and provide the information required by our By-laws. Our By-laws provide that any stockholder wishing to nominate a candidate for Director or to propose other business at an annual meeting of stockholders must give written notice that is received by our Secretary not less than 90 days prior to the anniversary date of the proxy statement relating to the immediately preceding annual meeting of stockholders (no later than March 27, 2020 with respect to the 2020 Annual Meeting of Stockholders); provided that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, such notice must be received not less than 90 days prior to the date of the meeting or, if the first public announcement of the meeting date is less than 100 days before such meeting date, not later than the close of business on the tenth day following the day on which public disclosure of the date of the annual meeting was first made. Such notice must provide certain information specified in our By-laws. Copies of our By-laws are available to stockholders without charge upon request to our Secretary at the address set forth above.

Compensation Committee

The members of the Compensation Committee are Tamar Elkeles, Marshall S. Geller and Samuel D. Robinson. Marshall S. Geller is the Chairman of the Compensation Committee. All members of such committee satisfy the independence requirements of the NYSE rules currently in effect. The principal function of the Compensation Committee is to assist the Board of Directors in discharging its responsibilities in respect of compensation of the Company’s executive officers by:

(i)	evaluating the Chief Executive Officer’s performance and setting the Chief Executive Officer’s compensation based on such evaluation; and

(ii)	developing guidelines and reviewing the compensation and performance of officers of the Company.

The Compensation Committee administers the Company’s Stock Incentive Plan. Additional information concerning the Compensation Committee is provided in the "Executive Compensation" section of this Proxy Statement.

The Compensation Committee met three times in 2018.

Executive Committee

The Executive Committee meets on call and has authority to act on most matters during the intervals between Board meetings and acts as an advisory body to the Board of Directors by reviewing various matters prior to submission to the Board. The members of the Executive Committee are Scott N. Greenberg, Marshall S. Geller and Samuel D. Robinson.

Audit Committee

The members of the Audit Committee are Richard C. Pfenniger, Jr., Marshall S. Geller and Samuel D. Robinson. Richard C. Pfenniger, Jr. is the Chairman of the Audit Committee. All members satisfy the independence and experience requirements of the SEC and the NYSE rules currently in effect. The Board of Directors has determined that Richard C. Pfenniger, Jr. qualifies as an Audit Committee financial expert. The Audit Committee met four times in 2018.

The Audit Committee's charter sets forth its responsibilities which include:

(i)	reviewing the independence, qualifications, services, fees and performance of the independent auditors;

(ii)	appointing, replacing and discharging the independent auditors;

(iii)	approving the professional services provided by the independent auditors;

(iv)	reviewing the scope of the annual audit and quarterly reports and recommendations submitted by the independent auditors; and

(v)	reviewing the Company’s financial reporting, the system of internal financial controls, and accounting policies, including any significant changes, with management and the independent auditors.

Communications with the Board of Directors

The Board of Directors has provided a process by which stockholders and other interested parties may send communications to the Board, the non-management/independent directors as a group, or to individual members of the Board. Such communications should be directed to the Secretary of the Company, 70 Corporate Center, 11000 Broken Land Parkway, Suite 200, Columbia, MD 21044, or by email at kcrawford@gpstrategies.com, who will forward them to the intended recipients. Relevant communications are distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board has requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded, such as: business solicitations or advertisements; junk mail and mass mailings; new product or service suggestions; product or service complaints; product or service inquiries; resumes and other forms of job inquiries; spam; and surveys. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded. Any communication that is filtered out must be made available to any outside director upon request.

Identification of Executive Officers

Set forth below is certain information regarding the positions and business experience of each executive officer who is not also a director.

Executive Officer	Age	Positions
Adam H. Stedham	50
Mr. Stedham became the President of GP Strategies Corporation ("GP Strategies") in November 2017. Prior to this role, he served as a Senior Vice President of GP Strategies since 2012 and as a Vice President from 2008 to 2012. Mr. Stedham has served as a leader of GP Strategies in roles of increasing responsibility since joining the company in 1997, including leading various service lines, managing the Asia Pacific region, and leading business development initiatives in multiple industries. Mr. Stedham has significant expertise in global operations, learning, and performance improvement. He holds a Masters of Business Administration from Anderson University, a Masters of Adult Education from Ball State University, and he is completing his doctorate in the University of Pennsylvania CLO program.

Russell L. Becker	44
Mr. Becker became Executive Vice President & Chief Sales Officer of GP Strategies in January 2018. He has extensive leadership experience helping organizations establish the right organizational strategy and sales discipline to achieve their aggressive growth goals. Most recently, he served as President and CEO of AchieveForum from 2015 to 2017. Prior to that, he held various leadership positions including Executive Vice President of Global Sales at Kenexa, a company acquired by IBM, from 2008 to 2014. Mr. Becker holds a Bachelor of Arts in Psychology & Political Science and a Masters of Business Administration from the University of Nebraska-Lincoln.

Patricia R. Begley	63
Ms. Begley has been Executive Vice President of the Company since April 2011, when the Company acquired the consulting business of RWD Technologies (“RWD”). Prior to joining RWD in 2005, Ms. Begley was with SAP America where she served as Senior Vice President, Education for North America, from 2001 to 2005 and held a variety of training and financial positions from 1996 to 2001. From 1988 to 1996, Ms. Begley was Manager of the Mid-Atlantic Consumer Products group for Sony Corporation of America. Prior to that, she held accounting positions at Owens Illinois, International Playtex and Chesapeake Paper Company. Ms. Begley received a B.S. degree in Business Administration/Accounting from Montclair State College.

Kenneth L. Crawford	60
Mr. Crawford is Executive Vice President, General Counsel and Secretary of GP Strategies. He was Senior Vice President, General Counsel and Secretary of GP Strategies from April 2007 to March 2018, at which time he was appointed an Executive Vice President. He became a Senior Vice President of General Physics in March 2006, was a Vice President of General Physics from 1991 to March 2006, and became General Counsel of General Physics in 1991 and Secretary of General Physics in 1990. Mr. Crawford joined General Physics in 1987. Prior to that he was engaged in the private practice of law. Mr. Crawford is a graduate of the University of Michigan Law School.

Michael R. Dugan	51
Mr. Dugan became Chief Financial Officer of GP Strategies in November 2017 and was appointed an Executive Vice President in March 2018. Prior to this role, he was Senior Vice President of Finance of GP Strategies since February 2017 and Vice President of Finance from January 2012 to February 2017. After joining the company as a Controller in 1997, Mr. Dugan has served in roles of increasing responsibility in the finance department, including serving as Director of Finance from 2000 to 2011. Mr. Dugan holds a degree in Business Economics from the University of California, Santa Cruz.

Donald R. Duquette	65
Mr. Duquette has been Executive Vice President, Learning Solutions, of GP Strategies since September 2008. He was a Senior Vice President of General Physics from 2004 to 2008. He was a Vice President of General Physics from 1989 to 2004 and held various other positions since joining General Physics in 1979. Mr. Duquette holds a Bachelor of Science degree in mechanical engineering from Johns Hopkins University and an Executive MBA from Loyola College.

PROPOSAL 2. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected KPMG LLP as the independent registered public accounting firm for the Company and its subsidiaries for the fiscal year ending December 31, 2019. KPMG LLP has informed the Company that it does not have any financial interest in the Company and that neither it nor any members or employees have any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee. The stockholders’ ratification of the appointment of KPMG LLP will not impact the Audit Committee’s responsibility pursuant to its charter, to appoint, replace and discharge the Company’s independent registered public accounting firm. In the event the stockholders fail to ratify this selection, it is expected that the matter of the selection of the Company’s independent registered public accounting firm will be reconsidered by the Audit Committee.

A representative of KPMG LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions from stockholders.

Independent Registered Public Accounting Firms’ Fees

The following table sets forth the fees billed to the Company for the years ended December 31, 2018 and 2017 for professional services rendered by KPMG LLP:

	2018	2017
Audit Fees (1)	$2,199,000	$1,397,000
Audit-Related Fees (2)	28,000	28,000
Tax Fees (3)	300,000	176,000
All Other Fees	—	—
Total	$2,527,000	$1,601,000
 __________________________

(1)
Audit fees for 2018 and 2017 consisted of $2,084,000 and $1,282,000 respectively, for the audit of our consolidated financial statements, including quarterly review services, fees with respect to the audit of internal control over financial reporting and SEC reporting matters, and $115,000 for both years, for statutory audit services for foreign subsidiaries. The audit fees for 2018 include incremental fees of $800,000 associated with our implementation of a new ERP system in 2018, including additional audit procedures performed in connection with the material weaknesses in internal control over financial reporting, which is disclosed in Item 9a. of our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on April 1, 2019.

(2)	Audited-related fees for 2018 and 2017 consisted of the audit of the financial statements of employee benefit plans.

(3)	Tax fees for 2018 and 2017 consisted of fees for tax compliance services, including the preparation of tax returns, and tax consulting services including technical research.

Policy on Pre-Approval of Services Provided by Independent Auditor

Pursuant to the requirements of the Sarbanes-Oxley Act of 2002, the terms of the engagement of KPMG LLP are subject to specific pre-approval policies of the Audit Committee.  All audit and permitted non-audit services to be performed by KPMG LLP require pre-approval by the Audit Committee in accordance with pre-approval policies established by the Audit Committee.  The procedures require all proposed engagements of KPMG LLP for services of any kind be directed to the Company’s Chief Financial Officer and then submitted for approval to the Audit Committee prior to the beginning of any service.

Audit Committee Report

During the year ended December 31, 2018, the Audit Committee reviewed and discussed the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, the Company’s earnings releases and the Company’s audited financial statements with management and with KPMG LLP, prior to their release. In addition, in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, the Audit Committee reviewed and discussed with management, the company’s internal auditors and KPMG LLP, management’s report on the operating effectiveness of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, including KPMG LLP’s related report and attestation. The Audit Committee also discussed with KPMG LLP the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standards relating to the conduct of the audit. The Audit Committee has received the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with KPMG LLP their independence and satisfied itself as to KPMG LLP’s independence.

Based on the Audit Committee’s review of the audited financial statements and the review and discussions described in the foregoing paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2018 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for filing with the SEC. In addition, the Audit Committee approved KPMG LLP as the independent registered public accounting firm for the Company and its subsidiaries for the fiscal year ending December 31, 2019.

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) that might incorporate future filings made by the Company under either the Securities Act or the Exchange Act, in whole or in part, this report shall not be deemed to be incorporated by reference into any such filings, nor will this report be incorporated by reference into any future filings made by the Company under either the Securities Act or the Exchange Act.

Audit Committee

Richard C. Pfenniger, Jr., Chairman
Marshall S. Geller
Samuel D. Robinson

Required Vote and Board Recommendation

Approval of this proposal requires the affirmative vote of a majority of the votes cast on the matter.

The Board of Directors recommends a vote FOR the proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

EXECUTIVE COMPENSATION

Compensation Committee

The Compensation Committee is responsible for establishing and administering our policies governing the compensation of our executive officers and directors. The responsibilities of the Compensation Committee include the following:

•
Develop guidelines and review and approve corporate goals relevant to the compensation of the Chief Executive Officer, evaluate the Chief Executive Officer’s performance in light of these goals and objectives, and set the Chief Executive Officer’s compensation based on this evaluation;

•	Produce an annual report on executive compensation for inclusion in our proxy statement, in accordance with applicable rules and regulations;

•
Develop guidelines and review the performance of executive officers of the Company, make recommendations to the Board with respect to the compensation of our executive officers (other than the Chief Executive Officer) and incentive-compensation plans and equity-based plans, and establish criteria for the granting of stock-based compensation to our officers and other employees, and review and approve the granting of stock-based compensation in accordance with such criteria;

•	Review director compensation levels and practices, and recommend from time to time changes in such compensation levels and practices to the Board, with equity ownership in the Company encouraged;

•	Annually review and reassess the adequacy of the charter of the Compensation Committee and recommend any proposed changes to the Board for approval; and

•
Make recommendations to the Board with respect to (a) committee member qualifications, (b) committee member appointments and removals, (c) committee structure and operations, and (d) committee reporting to the Board.

The Compensation Committee is responsible for making or recommending to the Board compensation decisions regarding the Chief Executive Officer, the President, the Chief Financial Officer and our other executive officers. The Compensation Committee is also involved in making or recommending to the Board compensation decisions regarding certain key non-executive officer employees.

None of the members of the Compensation Committee is a current or former officer or employee of ours.

Compensation Discussion & Analysis

Overview

This Compensation Discussion and Analysis explains our compensation philosophy, policies and practices with respect to our Chief Executive Officer, Chief Financial Officer, and the other Named Executive Officers. The information contained in the following tables and related footnotes and narrative discussions focuses primarily on the last completed fiscal year, but we also describe compensation actions taken before or after the last completed fiscal year to the extent they enhance the understanding of our executive compensation disclosure.

Results of 2018 Stockholder Say on Pay Vote

At our 2018 annual meeting of stockholders our stockholders overwhelmingly approved the compensation of our Named Executive Officers, with 13,834,817 shares voting in favor (representing over 99% of shares voted and approximately 84% of shares outstanding), 104,533 shares voting against, 18,515 shares abstaining and 921,602 shares held by brokers not voting. These results are similar to the stockholder votes on executive compensation at our 2017 annual meeting of stockholders, so we believe that our stockholders are generally supportive of the amounts and the manner in which Named Executive Officers have been compensated. The Compensation Committee did not consider the results of the 2018 stockholder advisory vote on executive compensation when making decisions regarding executive compensation in 2018.

Compensation Philosophy and Objectives

The Compensation Committee seeks to provide compensation programs designed to:

•	Attract and retain talented and dedicated executives;

•	Motivate and reward executives whose knowledge, skills, potential and performance are critical to our success; and

•	Align the interests of our executive officers and stockholders by motivating executive officers to increase stockholder value and rewarding executive officers when stockholder value increases.

The Compensation Committee believes that the most effective compensation program is one that provides competitive base pay, rewards the achievement of goals and objectives, and provides an incentive for retention. The principal elements of our executive compensation program are base salary, annual cash incentives, long-term equity incentives (the vesting of which may accelerate upon termination of employment and/or a change in control), other benefits and perquisites and post-termination severance compensation. Base salary, benefits, and limited perquisites are designed to attract and retain highly qualified individuals. Also, in order to avoid excessive risk taking, it is important that not all cash compensation be variable. Annual cash incentive compensation awards are designed to focus the entire senior executive team, including the Named Executive Officers, toward achieving our goals while recognizing their individual contributions. Long-term equity incentives are designed to align the interests of our Named Executive Officers with our stockholders, reward overall enterprise performance, and encourage the retention of the Named Executive Officers by providing additional opportunities for them to participate in the ownership of the Company and its future growth.

Setting Executive Compensation

We typically evaluate annually whether the elements of our executive compensation program are aligned with our compensation philosophy and objectives, while also promoting the interests of our stockholders. As part of this evaluation, we subscribe annually to a number of compensation data resources to evaluate the compensation of our executive officers compared to similar positions in the marketplace, including resources published by Kenexa, Mercer and Western Management Group which provide base salary and bonus compensation data. In general, our objective is to compensate our executive officers at levels between the 50th and 75th percentiles for executives in similar positions at similarly sized companies, which we believe usually allows us to satisfy the objectives described above. The Compensation Committee has sometimes deemed it appropriate to compensate certain executives at levels outside the 50th to 75th percentile for executives in similar positions due to the executives’ experience and the market for executives with similar experience, scope of responsibility, accountability and impact on our operations, and the impact their departure could potentially have on our performance.

In addition, to assist management and the Compensation Committee in assessing and determining competitive compensation packages, at times we have engaged an independent compensation consultant to evaluate the compensation of certain executive officers and other key employees. In 2015, we engaged Frederic W. Cook and Co., Inc. (the "compensation consultant") to assess the competitiveness of compensation levels for certain of our officers, including our named executive officers, relative to peer group and survey market data. We have not engaged a compensation consultant to evaluate our compensation structure since then.

Elements of Compensation

Base Salary

General

The Compensation Committee, with input from the Chief Executive Officer, considers competitive, individual and company performance data in order to make or recommend compensation decisions that will incentivize, retain and maintain a competitive standing for each executive officer. The Compensation Committee considers several factors when adjusting an executive’s salary, including individual and Company performance, the executive’s market value and prospective value to us, the knowledge, experience and accomplishments of the executive, the executive’s level of responsibility, the recommendation of the Chief Executive Officer as to officers other than the Chief Executive Officer, and the compensation levels for individuals with similar credentials. Our executive officers' salaries are set based on survey market data with salaries being at levels between the 50th and 75th percentiles for executives in similar positions at similarly sized companies. Effective May 1, 2019, Mr. Stedham's salary was increased from $400,000 to $500,000 and Mr. Dugan's salary was increased from $275,000 to $350,000.

Cash-Based Incentive Compensation (Bonus)

Bonus to our Chief Executive Officer

The employment agreement with our Chief Executive Officer contains a formula for determining his annual cash bonus. The formula ties the bonus payable to him to increases in our earnings before income taxes, depreciation and amortization (“EBITDA”) compared to the prior year, as adjusted for acquisitions and dispositions and other extraordinary or unusual nonrecurring items as defined in his employment agreement. EBITDA is a widely used non-GAAP financial measure of operating performance. EBITDA is calculated from our audited financial statements by adding back interest expense, income tax expense, depreciation and amortization to net income, and adjusting for certain non-recurring items such as gains or losses on the change in fair value of contingent consideration. Under his employment agreement, the Chief Executive Officer’s bonus is (a) 1% of base salary for each 1% increase in EBITDA, up to a 10% increase; (b) then 2% of base salary for each 1% increase in EBITDA, up to a 15% increase; (c) then 3% of base salary for each 1% increase in EBITDA, up to a 25% increase; subject to a maximum bonus for any calendar year of 50% of his base salary for that year. In calculating the bonus for Mr. Greenberg for any year in which we acquire any business, the formula set forth in his employment agreement requires that EBITDA for the prior year be adjusted to reflect the budgeted EBITDA of the acquired business (as set forth in the budget numbers on which the acquisition was based) for the period from the date of the acquisition to the end of the calendar year in which the acquisition takes place.

For 2018, our Adjusted EBITDA, as defined in the earnings press release dated March 18, 2019, decreased 23%. As a result, no bonus was paid to Mr. Greenberg with respect to the year ended December 31, 2018 pursuant to his employment agreement or otherwise.

Bonuses to our other Named Executive Officers

Our Short-Term Incentive Program (the "STIP") provides for the payment of cash bonuses to eligible employees of the Company and its subsidiaries, including all of the Named Executive Officers except for Scott Greenberg. Mr. Greenberg, the Company's Chief Executive Officer is not eligible to participate in the STIP as his cash bonus is determined under his individual employment agreement as described above.
A new STIP was adopted in 2018. The STIP divides eligible employees into three categories based on their levels of responsibility. Category 1 consists of the members of the Executive Council of the Company, other than the Chief Executive Officer, currently the President, Chief Financial Officer, Chief Sales Officer, General Counsel, and the Executive Vice Presidents in charge of the Workforce Excellence and Business Transformation Services Segments. This category includes all of the Company's Named Executive Officers. Category 2 consists of any Executive Vice President or Senior Vice President of the Company who is not included in Category 1. Category 3 consists of the other Vice Presidents of the Company. The STIP also establishes a general pool for paying short-term incentives to all other eligible employees of the Company.
For each category of participants (other than those in the general pool), the STIP establishes the target level of short-term incentive opportunity, types of performance objectives, and allocation of incentives among those types of performance objectives. The specific performance objectives to be used and the thresholds for earning part or all of the short-term incentive opportunity allocated to each of those objectives are established each year in accordance with the terms of the STIP applicable for the category.

Employees in Category 1 (which includes the participating Named Executive Officers) have a target short-term incentive opportunity of 75% of annual base salary, which is earned based on achievement against a mix of Company-level objectives. Participants in the STIP will generally have the opportunity to earn 20% (Minimum Level), 60% (Medium Level), 100% (Target Level) or 150% (Maximum Level) of their target compensation based on their levels of achievement on various performance measures. However, for 2018, the Board of Directors set the Minimum, Medium, Target and Maximum levels at 15%, 50%, 75% and 100% of the target short-term incentive opportunity. For the Category 1 employees, 20% of the target short-term incentive opportunity is allocated to an organic revenue growth objective, 30% to an adjusted EBITDA growth objective, 20% to an acquired revenue growth objective, and 30% to an acquired EBITDA growth objective. Under the STIP, the Company will make short-term incentive awards in respect of achievement of acquisition-related objectives in the form of restricted stock units vesting one year after the grant date.

Regardless of the level of achievement on Company or individual performance measures, the Company will not make any awards under the STIP unless the Company achieves the minimum Adjusted EBITDA objective (or other minimum threshold) set by the Compensation Committee for the STIP year. For 2018, the Compensation Committee set a minimum Adjusted EBITDA of $42.0 million. For the year ended December 31, 2018, we reported Adjusted EBITDA of $37.9 million. Therefore, no awards were made under the STIP with respect to 2018.

The STIP may change at any time at the discretion of the Compensation Committee of the Board of Directors. Awards under the Plan require the authorization and approval by the Compensation Committee of the Board of Directors.

The table below summarizes the allocation of the bonus opportunity among each applicable annual performance goal set for the year ended December 31, 2018, the maximum potential bonus, performance goals at minimum (threshold) and target values and the actual of bonus earned for each target for our Named Executive Officers that participate in the STIP.

	2018 Bonus Targets by Performance Goal
	% of Bonus Target	Maximum Potential Bonus (% of salary)	Performance Goal at Minimum (15% Payout)	Performance Goal at Maximum (100% Payout)	Actual Bonus % Earned

Organic revenue	20%	20%	$537.4 million	$558.9 million	—%
Adjusted EBITDA	30%	30%	$51.1 million	$54.8 million	—%
Acquired revenue	20%	20%	$43.0 million	$75.2 million	20.0%
Acquired EBITDA	30%	30%	$4.0 million	$7.5 million	22.5%
Total	100%	100%			42.5%	(1)

__________________________

(1)
No bonuses were payable under the STIP as the Company did not achieve the minimum Adjusted EBITDA of $42.0 million for the year ended December 31, 2018 despite certain of the performance measures being achieved.

Long-term Equity Incentive Compensation
Our Compensation Committee also grants to the Named Executive Officers equity compensation under our incentive stock plan. Equity compensation for the Named Executive Officers, which has historically taken the form of stock options and restricted stock units, is designed to align the interests of our executives with our stockholders as well as to retain the executives. Equity grants are also intended to drive long term performance, in that the value ultimately realized is linked to stock price appreciation. Option grants have no value without stock price appreciation, and restricted stock has value at grant that can increase with stock price appreciation and decrease with stock price declines. Thus, the Compensation Committee believes that equity grants should motivate management to enhance the value of our common stock.
The Compensation Committee awards equity compensation to supplement our executive officers’ compensation to ensure that total compensation is competitive in the marketplace and to align compensation with our long term goals and objectives. Our long-term incentive program provides for the issuance to certain key executives of performance-vesting and time-vesting restricted stock units under the Company’s 2011 Stock Incentive Plan (the “2011 Plan”).
On April 20, 2018 the Compensation Committee approved certain changes to our Long-Term Incentive Program (“LTIP”) and also approved grants of performance-based restricted stock units to certain officers, including the Named Executive Officers, under the 2011 Plan. The new LTIP provides a target level of equity compensation for each participant, which is determined by multiplying the officer’s annual base salary by a number. The Committee revised the plan to change the multiplier for Scott Greenberg, our Chief Executive Officer, from 1.4 to 1.3, for Adam Stedham, President to 1.1, for Executive Vice Presidents to 0.8 (including named executive officers Michael R. Dugan, Russell Becker and Donald R. Duquette), and Senior Vice Presidents who participate in the plan to 0.6. The Committee also revised the LTIP to provide that all new grants of restricted stock units under the LTIP will have performance-based vesting.
The Committee also changed the performance measure that the Company will use to determine vesting of the restricted stock units. As amended, the LTIP now provides that performance-based grants will vest based on percentage compound annual growth rate (“CAGR”) in “Equity Value per Share” over a three year measurement period. The LTIP defines Equity Value per Share as Adjusted EBITDA times a multiplier determined by the Committee, minus debt and cash, then divided by basic shares outstanding on the measurement date. The Committee believes that use of this measurement better provides management with incentives based on factors within their control that align with the creation of value for the Company’s stockholders - the rate of EBITDA growth and capital efficiency in achieving that growth. The use of a fixed multiplier insulates the vesting mechanism from volatility in market prices of the Company’s shares.
Pursuant to the authority granted to it under the 2011 Plan, on April 20, 2018 the Compensation Committee granted performance-vesting restricted stock units to certain officers, including all of the Named Executive Officers, and established the performance-vesting measures and targets for the performance period applicable to the grants. Employees will not be entitled to the performance-based restricted stock units unless they are an employee through the end of a three-year performance period running through December 31, 2020, except in case of the recipient's death or disability, retirement, or upon a change in control, which will result in pro rata vesting to the extent that the Compensation Committee determines that the targets it established have been achieved.
For the 2018-2020 performance period, the Compensation Committee authorized the following performance metrics and vesting schedule for the LTIP grants:

Equity Value per Share
Metric	% Vesting	3 Year CAGR of Share Value
<$24.89	0%	0%
24.89	10%	0%
31.35	25%	8%
33.13	50%	10%
34.97	75%	12%
37.85	100%	15%
40.89	125%	18%
Up to 177,314 shares of our common stock could be issued in respect of the performance-vesting restricted stock units granted in 2018 if the target performance levels established by the Compensation Committee for both corporate objectives are achieved or exceeded during the 2018-2020 performance period.
Under the prior LTIP, the performance measures for the 2017 and 2016 grants were based on average annual return on capital ("ROIC") and average annual growth in EBITDA (adjusted to exclude the effect of acquisitions, dispositions, and certain other nonrecurring or extraordinary items) ("Adjusted EBITDA"). For both of the three-year performance periods ended December 31, 2019 and 2018, the vesting terms for each grant were based 50% based on a target level of ROIC and 50% based on a target level of Adjusted EBITDA. For the three year performance period ended December 31, 2018, we did not meet the minimum ROIC or Adjusted EBITDA targets and, therefore, no awards from the 2016 grant of performance-based stock units vested.

Other Benefits

We also provide our Named Executive Officers with the following other benefits as part of our overall compensation program and which we believe are consistent with the types of benefits offered by competitors:

•
Retirement Savings Plan: We maintain a defined contribution 401(k) plan in which all eligible employees may participate. The company may make matching contributions under the 401(k) Plan at its discretion equal to a uniform percentage of the first 7% of base compensation for eligible employees.

•
Health and Welfare Benefits: All full-time employees, including our Named Executive Officers, may participate in our health and welfare benefit programs, including medical, dental and vision care coverage, disability insurance and life insurance.

•
Life Insurance Premiums: Life insurance policies, in excess of the standard life insurance plans offered to full-time employees, are offered to the Named Executive Officers. During 2018, the executive life insurance policies provided coverage up to five times the executive’s annual base salary. The premiums are fully paid by us. A policy may, at the executive’s election, be transferred to the executive upon termination of employment.

•
Automobile Allowances: During 2018, each of the Named Executive Officers either used a vehicle leased or owned by us for both business and personal use or received a monthly car allowance in lieu of using a vehicle leased or owned by us.

Employment Agreements, Severance Benefits and Change in Control Provisions

Messrs. Greenberg, Stedham, Duquette and Becker have written employment agreements which provide for separation payments and benefits upon termination of employment under certain circumstances. Post-termination payments with respect to these executives are set forth in their respective employment agreements. The termination provisions for these executives are summarized in the “Potential Payments upon Termination or Change in Control” section later in this report. Mr. Dugan does not have a written employment agreement.

Tax Deductibility of Executive Compensation

Limitations on deductibility of compensation may occur under Section 162(m) of the Internal Revenue Code, which generally limits the tax deductibility of compensation paid by a public company to its chief executive officer and certain other highly compensated executive officers to $1 million in the year the compensation becomes taxable to the executive officer. The “Tax Cuts and Jobs Act” eliminates the “qualified performance-based compensation” exception under Section 162(m) of the Code for taxable years beginning on or after January 1, 2018, but provides transition relief for compensation paid under binding written contracts that were in effect as of November 2, 2017, so long as the contract is not materially modified after such date. We intend that performance-based compensation paid under our incentive plans pursuant to grants made before November 2, 2017 be generally fully deductible for federal income tax purposes. However, no assurance can be given that compensation intended to qualify for the performance-based exception in fact will so qualify and may exceed the $1 million limitation in order to ensure competitive levels of total compensation for our executive officers.

Summary Compensation Table

The following table sets forth all compensation earned by each of the Named Executive Officers for the years ended December 31, 2018, 2017 and 2016. The Named Executive Officers are the Chief Executive Officer and the Chief Financial Officer, and the three other most highly compensated officers who were serving as executive officers at December 31, 2018.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($) (2)	Total ($)
Scott N. Greenberg Chief Executive Officer	2018	560,000	—	546,003	—	—	(3)	31,025	1,137,028
	2017	560,000	—	554,285	—	—	(3)	29,278	1,143,563
	2016	560,000	—	332,999	—	—	(3)	29,278	922,277

Michael R. Dugan Executive Vice President & Chief Financial Officer	2018	275,000	—	164,998	—	—	(4)	18,105	458,103
	2017	212,708	—	45,621	—	—	(4)	15,130	273,459
	2016	201,875	—	31,582	—	15,000	(4)	14,845	263,302

Adam H. Stedham President	2018	390,588	—	391,880	—	—	(4)	135,422	917,890
	2017	237,500	—	78,991	—	—	(4)	13,100	329,591
	2016	225,000	—	54,668	—	25,000	(4)	12,893	317,561

Donald R. Duquette Executive Vice President	2018	350,000	—	210,002	—	—	(4)	29,674	589,676
	2017	350,000	—	204,833	—	—	(4)	29,836	584,669
	2016	350,000	—	141,700	—	25,193	(4)	29,700	546,593

Russell L. Becker Executive Vice President & Chief Sales Officer(5)	2018	286,538	—	255,000	—	—	(4)	10,837	552,375

_______________________

(1)
Reflects the grant date fair value for financial statement reporting for awards of restricted stock units in the year they were granted. For assumptions used in computing the fair value of stock-based compensation awards, see Note 11 to the Consolidated Financial Statements in Item 8 of our Annual Report on Form 10-K filed with the SEC on April 1, 2019. With respect to the performance-based restricted stock units that were granted to our Named Executive Officers in 2018, the amounts reported are based on the probable outcome of the performance-based vesting conditions at the time of grant. Assuming the highest level of performance is achieved, the grant date fair value of the performance-based restricted stock unit awards would have been as follows for 2018: $910,005 for Mr. Greenberg, $274,997 for Mr. Dugan, $653,133 for Mr. Stedham, $350,004 for Mr. Duquette and $300,000 for Mr. Becker.

(2)
All other compensation includes matching contributions under our Retirement Savings Plan, automobile lease payments and/or allowances, and life insurance premiums. A breakdown of these amounts is as follows:

Name	Year	Company Matching Contributions to 401(k) Plan ($)	Automobile Payments or Allowance ($)	Life Insurance Premiums ($)	Other ($) (6)	Total ($)
Scott N. Greenberg	2018	7,400	10,755	12,870	—	31,025
	2017	7,200	9,208	12,870	—	29,278
	2016	7,200	9,208	12,870	—	29,278

Michael R. Dugan	2018	5,775	8,673	3,657	—	18,105
	2017	5,956	7,350	1,824	—	15,130
	2016	5,653	7,476	1,716	—	14,845

Adam H. Stedham	2018	5,804	9,823	2,925	116,870	135,422
	2017	5,625	7,272	203	—	13,100
	2016	5,738	7,155	—	—	12,893

Donald R. Duquette	2018	7,517	9,287	12,870		29,674
	2017	7,200	9,766	12,870		29,836
	2016	7,140	9,690	12,870		29,700

Russell L. Becker	2018	—	9,314	1,523		10,837

____________________

(3)	Bonus pursuant to Mr. Greenberg’s employment agreement. See Compensation Discussion & Analysis.

(4)	Bonus pursuant to the Company's Short-term Incentive plan. See Compensation Discussion & Analysis.

(5)	Mr. Becker joined the Company as Chief Sales Officer on January 2, 2018.

(6)	For 2018, includes $116,870 paid to Mr. Stedham for relocation and moving expenses in connection with his relocation to the Company's Columbia, MD headquarters office.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to non-equity incentive plan awards granted during the year ended December 31, 2018 to our Named Executive Officers:

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant date fair value of stock and option awards ($) (4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Scott N. Greenberg	n/a	—	—	280,000
	4/20/18				3,228	32,284	40,355		546,003
Michael R. Dugan	n/a	30,938	154,688	206,250
	4/20/18				976	9,756	12,195		164,998
Adam H. Stedham	n/a	45,000	225,000	300,000
	4/20/18				2,317	23,171	28,964		391,880
Donald R. Duquette	n/a	39,375	196,875	262,500
	4/20/18				1,242	12,417	15,521		210,002
Russell L. Becker	n/a	33,750	168,750	225,000
	4/20/18				1,064	10,643	13,304		180,000
	1/2/18							3,158	75,000
 __________________________

(1)
For Mr. Greenberg, the maximum potential bonus is capped at 50% of his base salary. For the other Named Executive Officers, the target bonus is 75% of the executive's annual base salary. For 2018, the maximum potential bonus may not exceed 75% of the executive's annual base salary. No bonuses were earned by any of the Named Executive Officers in respect of the year ended December 31, 2018 pursuant to the terms of the STIP or employment agreements, as applicable (see Compensation Discussion & Analysis).

(2)
The amounts reported in these columns show the threshold, target and maximum award opportunities for the performance-based restricted stock units granted to the Named Executive Officers. These restricted stock units vest on December 31, 2020, subject to the executive's continued employment with the Company, if and only to the extent that specific performance goals with respect to the Company's Equity Value per Share are met during a three-year performance period. The threshold amounts represent the minimum number of shares payable for a certain level of performance, the target amount represents 100% payout and the maximum amounts represents 125% of the target payout possible under the plan.

(3)
The amounts reported in this column represent the time-based restricted stock units granted to the Named Executive Officers. These restricted stock units vest subject to the executive's continued employment with the Company over a future period as specified in the executive's restricted stock unit agreement.

(4)
The amounts reported in this column represent the grant date fair value of each equity award computed for financial statement reporting. In the case of the performance-based restricted stock units, the amounts reported are based upon the probable outcome of the applicable performance-based vesting conditions at the time of grant. Assumptions made in computing the grant date fair value of these awards are described in Note 11 to the Consolidated Financial Statements in Item 8 of our Annual Report on Form 10-K filed with the SEC on April 1, 2019.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to the value of all unexercised options and/or unvested restricted stock units previously awarded to our Named Executive Officers as of December 31, 2018:

	Option Awards				Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($) (1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#) (2)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($) (1)
Scott N. Greenberg	—	—	—	—	—	—	87,236	1,100,046
Michael R. Dugan	—	—	—	—	618	7,793	12,912	162,820
Adam H. Stedham	—	—	—	—	1,070	13,493	28,635	361,087
Donald R. Duquette	—	—	—	—	2,775	34,993	26,582	335,199
Russell L. Becker	—	—	—	—	3,158	39,822	10,643	134,208
_________________________

(1)	The amounts in these columns are calculated by multiplying the number of shares by the closing market price of our Common Stock on December 31, 2018 of $12.61 per share.

(2)
Represents the maximum number of shares that can be earned pursuant to the grant of performance-based restricted stock units. These restricted stock units vest, subject to the executive's continued employment with the Company, if and only to the extent that specific performance goals with respect to certain financial measures established for each grant are met during a three-year performance period.

Option Exercises and Stock Vested

The table below sets forth the number of shares issued upon option exercises, the value realized on option exercises, the number of shares of restricted stock vested, and the realized value upon vesting of the restricted stock by our Named Executive Officers during fiscal year 2018.

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($) (1)
Scott N. Greenberg	—	—	9,073	118,293
Michael R. Dugan	—	—	1,587	21,558
Adam H. Stedham	—	—	2,698	36,593
Donald R. Duquette	—	—	5,886	78,507
Russell L. Becker	—	—	—	—
_________________________

(1)	Represents stock units which vested during 2018. Value realized upon vesting is based on the closing market price of our Common Stock on each vesting date.

Potential Payments Upon Termination or Change in Control

Description of Termination Provisions in Employment Agreements

With the exception of Michael Dugan, we have written employment agreements with the four other named executive officers. The employment agreements for these Named Executive Officers provide for various payments and benefits to be made to them if their employment with us is terminated for certain reasons. The circumstances in which payments may be made and the potential amounts of those payments are described in this section. We believe that the payments provided for in these agreements are reasonable and appropriate as part of the total compensation packages available for our Named Executive Officers. The following description of certain terms of the employment agreements with our Named Executive Officers is a summary and is subject to, and qualified in its entirety by, the agreements, which have been filed as exhibits to our filings with the SEC. The employment agreement between us and Mr. Greenberg provide for termination by either party on two years’ notice, unless sooner terminated:

•by the executive’s death or disability;
•by the executive for “good reason,” as defined below;
•by us for “cause,” as defined below; or
•by mutual agreement between us and the executive.

The employment agreements between us and each of Messrs. Stedham, Duquette and Becker will continue in effect until terminated:

•by the executive’s death or disability;
•by the executive for “cause,” as defined below;
•by us for “cause,” as defined below;
•by us or the executive by giving the other a period of “required notice,” as defined below; or
•by mutual agreement between us and the executive.

The “required notice” period is 18 months for Mr. Stedham, 12 months for Mr. Duquette and six months for Mr. Becker.

The discussion and tables below reflect the estimated termination benefits that would be paid or accrue to each of the Named Executive Officers in the event of the following termination scenarios:

◦
Termination by the Company for Cause – If we terminate the employment of one of the named executives for “cause,” as defined below, such executive would be entitled to unpaid base salary and continuation of benefits through the date of termination only.

“Cause” is defined under the employment agreements of Mr. Greenberg as follows:

•	Willful and continued failure to substantially perform his duties or obligations under the employment agreement (after notice and failure to cure); or

•	Willful engaging in misconduct which is materially monetarily injurious to us.

“Cause” as defined under the employment agreements of Messrs. Stedham, Duquette and Becker exists if such executive shall:

•
Be convicted, plead guilty, or enter a plea of nolo contendere to a felony or a crime involving moral turpitude (for Mr. Duquette); be convicted, plead guilty, or enter a plea of nolo contendere to a felony or a crime which could reasonably be expected to have a significant detrimental impact on the Company’s reputation (for Mr. Stedham); or be indicted for, charged with, convicted of, plead guilty or plead nolo contendere to a felony or other crime which could reasonably be expected to have a significant detrimental impact on the Company’s reputation (for Mr. Becker); or

•
Be the subject of a civil or administrative action for an illegal act which could reasonably be expected to have a significant detrimental impact on the Company’s reputation and not deny the act or be found by the relevant authority to have committed the act (for Mr. Stedham only); or

•	Commit any act or omit to take any action in bad faith and to our detriment; or

•
Willfully and continually fail to perform his or her duties or obligations under any provision of the employment agreement in any material respect, and shall not correct such failure within ten days after receipt of written notice thereof; or

•	Fail to perform his or her duties or obligations pursuant to the non-compete and confidential information provisions of his or her employment agreement in any material respect.

◦
Termination upon disability – We may terminate the employment of a Named Executive Officer in the event of such executive’s incapacity due to extended physical or mental illness. In the case of disability, the affected executive would be entitled to his or her unpaid base salary and continuation of benefits through the date of termination only. If Mr. Greenberg has been absent from his duties on a full-time basis for the entire period of six consecutive months due to physical or mental illness, we may terminate his employment thirty days after giving him notice of termination if he has not returned to the performance of his duties on a full-time basis within those thirty days. If Messrs. Stedham, Duquette or Becker are unable to fully discharge his duties for a period of ninety consecutive days due to a serious health condition (as defined in the Family and Medical Leave Act of 1993) and after giving effect to any reasonable accommodation required by law, we may terminate his employment as of a date specified in a notice of termination given to such employee.

◦
Termination upon death – In the event of death, each of the Named Executive Officers is entitled to his or her full salary through the date of death and we are required to pay his or her spouse or estate the following: for Mr. Greenberg – an amount equal to his full salary for one year after the date of death; and for Mr. Duquette – his full salary through the end of the calendar month within which termination occurred plus his full salary for the following two calendar months, and for purposes of the vesting of any stock units outstanding and unvested as of the date of termination of his employment, he shall be deemed to have been employed through the remaining period under the employment agreement.

◦
Termination by the Company without cause or by the Executive for “good reason” or “just cause” – If we terminate a Named Executive Officer’s employment without cause or a Named Executive Officer terminates his or her employment for “good reason” or “just cause,” as defined below, then the Named Executive Officer would be entitled to certain compensation discussed in detail below.

“Good reason” is defined under the employment agreements of Mr. Greenberg as follows:

•	A change in control as defined in his employment agreement; or

•	A management change in control as defined in his employment agreement; or

•	A failure by us to comply with any material provision of the employment agreement which has not been cured within ten days after notice of such noncompliance has been given to us by the executive; or

•	Any purported termination of the executive’s employment by us which is not effected pursuant to a notice of termination satisfying the requirements of the employment agreement.

Mr. Duquette shall be deemed to have resigned for “just cause” under the terms of his employment agreement, in the event that he resigns within sixty days following either:

•
Our imposition, without express written consent of the executive, of any significant change in his function, duties, or responsibilities that is not consistent with him being an executive, unless we rescind or modify such change within ten business days after receipt of written notice from the executive; or

•
Our failure to make any material payment, or provide any material benefit to the executive pursuant to the employment agreement, unless we correct any such deficiency within ten business days after receipt of written notice from the executive; or

•	Our breach of any other term of the employment agreement, unless we correct such failure or breach within thirty days after written notice from the executive.
Messrs. Stedham and Becker may terminate their employment agreements for “good reason” if:

•	We reduce the executive’s base salary without his consent and fail to restore it to its previous level within 30 days after notice from the executive;

•
Our failure to make any material payment, or provide any material benefit to the executive pursuant to the employment agreement, unless we correct any such deficiency within ten business days after receipt of written notice from the executive; or

•	Our breach of any other term of the employment agreement, unless we correct such failure or breach within thirty days after written notice from the executive.

Mr. Stedham may also terminate his employment agreement for “good reason” if:

•	We change his title or job duties in any material respect which diminishes his position or damages his professional reputation; or

•
We eliminate (and not replace with a comparable alternative), reduce, or fail to make any material payment without his consent with respect to restricted stock granted to him under our Long-Term Incentive Program and fail to restore it within 30 days after notice from him; or

•
We relocate our headquarters more than 30 miles for Columbia, Maryland despite his written objection and we fail to provide reasonable accommodations which would enable him to maintain a work/life balance comparable to what exists prior to the relocation.

Termination Payments under Mr. Greenberg’s Employment Agreement

If we terminate Mr. Greenberg’s employment without cause, or if he terminates his employment for “good reason” other than as a result of a management change in control, we are obligated to pay him his full salary and provide his benefits through the date of termination, pay his full bonus for the calendar year in which the date of termination occurs, and pay as severance an amount equal to his average annual cash compensation received from us during the three full calendar years immediately preceding the termination date, multiplied by the greater of (i) the number of years that would have been remaining in the employment period if his employment had not been terminated and (ii) three. In addition, all options to purchase Common Stock granted to him shall become fully vested and we must provide him with continued benefits for three years under all employee benefit plans and programs in which he was entitled to participate prior to the termination.

If Mr. Greenberg terminates his employment as a result of a management change in control, we are obligated to pay him his full salary and provide his benefits through the date of termination, pay his full bonus for the calendar year in which the date of termination occurs, and pay as severance an amount equal to his average annual cash compensation received from us during the three full calendar years immediately preceding the termination date, multiplied by two. In addition, all options to purchase Common Stock granted to him shall become fully vested and we must provide him with continued benefits for two years under all employee benefit plans and programs in which he was entitled to participate prior to the termination.

Termination Provisions of Employments Agreement with Messrs. Stedham, Duquette and Becker

If during the term of Messrs. Stedham, Duquette’s or Becker's employment agreements we terminate his employment without “cause” or any of them terminates his employment for good reason or just cause and he is in full compliance with his obligations under the employment agreement, we are obligated to pay the executive his base annual salary at the rate in effect on the date of such termination, and the executive will continue to be eligible to receive such benefits as he would have been entitled to had his employment not terminated, for a period of time after termination equal to the length of the required notice.

The amounts shown in the table below assume that the noted triggering events occurred on December 31, 2018 with respect to the five Named Executive Officers. Other relevant assumptions and explanations are provided in the footnotes following the table. The amounts shown reflect only the additional payments or benefits that a Named Executive Officer would have received upon the occurrence of the respective triggering events listed below; they do not include the value of payments or benefits that would have been earned, or any amounts associated with equity awards that would have vested absent the triggering event. As discussed above, none of the Named Executive Officers receive additional compensation in the event of voluntary or involuntary termination for “cause” or in the event of disability.

Vesting of Restricted Stock Units

The performance-vesting and time-vesting restricted stock units granted to the Named Executive Officers under the long-term incentive program contain certain additional provisions relating to the effect of a change in control. If there is a change of control as defined in the 2011 Plan, performance-vesting restricted stock units will at the effective time of the change of control vest pro rata to the extent that the Compensation Committee determines that the targets it established for such units have been achieved. If there is a change of control as defined in the 2011 Plan and a Named Executive Officer’s employment is terminated other than for cause, retirement, death, or disability within twelve months after the change of control, time-vesting restricted stock units will fully vest.

Potential Post-Employment Payments

Name / Element of Compensation	Termination due to Death		Termination Without Cause or for Good Reason, Excluding Change in Control		Termination due to Change in Control		Termination due to Management Change in Control
Scott N. Greenberg
Salary	$560,000	(1)	$—		$—		$—
Severance	—		1,680,000	(2)	1,680,000	(2)	1,120,000	(3)
Benefits continuation	—		30,932	(4)	30,932	(4)	20,621	(5)
Total	$560,000		$1,710,932		$1,710,932		$1,140,621
Michael R. Dugan
Salary	$—		$137,500	(6)	$—		$—
Stock units (7)	$—		$—		$7,793		$7,793
Benefits continuation	—		5,155	(6)	—		—
Total	$—		$142,655		$7,793		$7,793
Adam H. Stedham
Salary	$—		$600,000	(8)	$—		$—
Stock units (7)	—		—		13,493		13,493
Benefits continuation	—		15,466	(9)	—		—
Total	$—		$615,466		$13,493		$13,493
Donald R. Duquette
Salary	$58,333	(10)	$350,000	(1)	$—		$—
Stock units (7)	—		—		34,993		34,993
Benefits continuation	—		10,311	(11)	—		—
Total	$58,333		$360,311		$34,993		$34,993
Russell L. Becker
Salary	$—		$150,000	(6)	$—		$—
Benefits continuation	—		5,155	(6)	—		—
Total	$—		$155,155		$—		$—
____________________

(1)	Represents one year of current salary as of December 31, 2018.

(2)	Represents severance payment pursuant to employment agreement which equals the average of his cash compensation for the last three calendar years multiplied by three.

(3)	Represents severance payment pursuant to employment agreement which equals the average of his cash compensation for the last three calendar years multiplied by two.

(4)	Represents an estimate of the incremental cost to the Company for benefits continuation for three years subsequent to termination date.

(5)	Represents an estimate of the incremental cost to the Company for benefits continuation for two years subsequent to termination date.

(6)	Represents six months of severance and continued benefits based on the Company's severance policy for terminations without cause typically offered to vice presidents.

(7)
Represents the value of the number of time-based restricted stock units deemed to have vested in the event of a change in control of the Company. Value is based on the closing price of our common stock on December 31, 2018 of $12.61.

(8)	Represents eighteen months of current salary as of December 31, 2018.

(9)	Represents an estimate of the incremental cost to the Company for benefits continuation for eighteen months subsequent to termination date.

(10)	Represents two full calendar months of salary as of December 31, 2018.

(11)	Represents an estimate of the incremental cost to the Company for benefits continuation for one year subsequent to the termination date.

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(u) of Regulation S-K, we are providing disclosure regarding the total compensation of the CEO to the total compensation of our median employee. We selected October 1, 2017 as the date on which to determine our median employee. As of that date, we had 3,793 full time and part time employees. Our entire employee population, which consisted of 2,071 employees in the United States and 1,722 employees located outside of the United States, were considered for identifying the median employee. Salaries for all foreign employees were converted to U.S. dollars using year-to-date average exchange rates. For purposes of identifying the median employee from the employee population, we used base salary as of October 1, 2017.
We used the same median employee for the 2018 pay ratio disclosure as there were no changes that would significantly impact this disclosure. The 2018 annual total compensation as determined under Item 402 of Regulation S-K for our CEO was $1,137,028 as reported in the Summary Compensation Table of this filing. The 2018 annual total compensation as determined under Item 402 of Regulation S-K and described above for our median employee was $56,499. The ratio of our CEO's annual total compensation to our median employee's annual total compensation for the fiscal year 2018 was approximately 20 to 1.
The CEO Pay Ratio above represents our reasonable estimate calculated in a manner consistent with SEC rules and applicable guidance. SEC rules and guidance provide significant flexibility in how companies identify the median employee and each company may use a different methodology and make different assumptions particular to that company. As a result, and as explained by the SEC when it adopted these rules, in considering the pay ratio disclosure, shareholders should keep in mind that the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow shareholders to better understand and assess each particular company's compensation practices and pay ratio disclosures.
Neither the Compensation Committee nor our management used our CEO Pay Ratio measure in making compensation decisions.

Director Compensation

Our Board of Directors has adopted guidelines for the compensation of our non-employee directors. The following summarizes the annual compensation payable to our non-employee directors as approved by the Board of Directors for the year ended December 31, 2018:

•	Base annual fee of $45,000;

•
Additional annual fee of $40,000 for serving as Chairman of the Board, excluding the Chief Executive Officer (beginning in 2019, our Lead Independent Director will also receive an annual fee of $40,000);

•	Additional annual fee of $15,000 for serving on the Executive Committee, excluding the Chairman;

•	Additional annual fee of $20,000 for serving as Chairman of the Audit Committee;

•	Additional annual fee of $8,000 for serving on the Audit Committee;

•	Additional annual fee of $7,000 for serving as Chairman of the Compensation Committee;

•	Additional annual fee of $5,000 for serving on the Compensation Committee;

•
Additional annual fee of $12,000 for serving as Chairman of the Nominating/Corporate Governance Committee; (beginning in 2019, directors serving on this committee (other than the Chairman) will receive an additional annual fee of $5,000)

•	Additional annual fee of $10,000 for serving as Chairman of the Government Security Committee; and

•
500 fully vested shares of our common stock per quarter (beginning in 2019, directors will receive $11,250 per quarter of our common stock, with the number of shares calculated based on the closing price of our common stock at the end of the quarter).

These annual fees are prorated and paid on a quarterly basis. At the option of the directors, up to one-half of the fees were paid in shares of our common stock. Beginning in 2019, directors may elect to be paid up to 100% of their annual fees in shares of our common stock. In addition to the annual retainers, each non-employee director received $1,500 for each Board meeting attended and $750 for each committee meeting attended, but only if the committee meeting was held on a different date than the Board meeting.

Directors Compensation Table

The following table shows the compensation earned by each individual who served as a director during the year ended December 31, 2018 (excluding Mr. Greenberg, whose compensation as Chief Executive Officer is shown above in the Summary Compensation Table):

Name	Fees earned or paid in cash ($)	Stock awards ($)	All other compensation ($)		Total ($)
Harvey P. Eisen (1)	66,750	20,125	—		86,875
Tamar Elkeles (2)	22,353	14,730	—		37,083
Marshall S. Geller	84,000	34,855	—		118,855
Steven E. Koonin	67,750	34,855	5,000	(3)	107,605
Jacques Manardo (2)	23,853	—	50,000	(3)	73,853
Richard C. Pfenniger, Jr.	84,500	34,855	—		119,355
Samuel D. Robinson	91,750	34,855	—		126,605
A. Marvin Strait (1)	63,750	20,125	—		83,875
Miriam H. Strouse (4)	22,353	14,730	—		37,083
____________________

(1)	Served on the Board of Directors until August 8, 2018.

(2)	Elected to the Board of Directors on August 8, 2018.

(3)	Other compensation includes consulting fees for advisory services to the Company.

(4)	Miriam Strouse served on the Board of Directors from August 8, 2018 to March 15, 2019.

Compensation Committee Interlocks and Insider Participation

Members of the Compensation Committee of our Board of Directors are Tamar Elkeles, Marshall S. Geller, Chairman, and Samuel D. Robinson. None of the members of the Compensation Committee during 2018 (a) was an officer or employee of the Company, (b) was a former officer of the Company or (c) had any relationship requiring disclosure by the Company under any paragraph of Item 404 of Regulation S-K.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the subject matter in the “Compensation Discussion and Analysis” ("CD&A") and has reviewed the CD&A included in this proxy statement. Based upon this review, the Compensation Committee recommended to our Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement filed with the SEC in connection with the Company’s annual meeting of stockholders.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Tamar Elkeles
Marshall S. Geller
Samuel D. Robinson

PROPOSAL 3. ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

We are requesting stockholders to approve the following non-binding, advisory resolution at the 2018 Annual Meeting of Stockholders:

RESOLVED, that the stockholders of GP Strategies Corporation provide their advisory approval of the compensation of GP Strategies Corporation’s Named Executive Officers disclosed in the Compensation Discussion and Analysis, the compensation tables and related notes and narrative contained in the Proxy Statement for GP Strategies Corporation’s 2019 Annual Meeting of Stockholders.

Approval of this advisory proposal requires the affirmative vote of a majority of the votes cast on the matter.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers as described in this Proxy Statement. This vote is advisory and therefore not binding on the Company. The Compensation Committee, however, will review the outcome of this vote and will take it into account in making determinations concerning the compensation of our executive officers in the future.

Executive Compensation Philosophy

The Compensation Committee seeks to provide compensation programs designed to:

•	Attract and retain talented and dedicated executives;

•	Motivate and reward executives whose knowledge, skills, potential and performance are critical to our success; and

•	Align the interests of our executive officers and stockholders by motivating executive officers to increase stockholder value and rewarding executive officers when stockholder value increases.

The Compensation Committee believes that the most effective compensation program is one that provides competitive base pay, rewards the achievement of goals and objectives, and provides an incentive for retention.

We believe that the 2018 compensation of the Company's Named Executive Officers was appropriate and aligned with the Company’s 2018 strategic objectives and performance. We encourage you to read the Compensation Discussion and Analysis section of this Proxy Statement beginning on page 16, which describes in more detail the Company’s compensation philosophy and the policies and procedures that have been designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables, notes and narrative, beginning on page 22 of this Proxy Statement, which provide detailed information on the compensation of the Company’s Named Executive Officers.

The Board of Directors recommends a vote FOR approval of this proposal. If not otherwise specified, proxies will be voted FOR approval of this proposal.

PROPOSAL 4. APPROVAL OF AMENDMENT TO THE 2011 STOCK INCENTIVE PLAN

Amendment to the Plan

We are asking shareholders to approve an amendment (the “Plan Amendment”) to the 2011 Stock Incentive Plan (the “Plan”) to increase the number of shares of common stock, par value $0.01 per share, authorized for issuance under the Plan from 1,355,764 to 2,205,764. The Company believes that the existing number of shares available under the Plan will not be sufficient to meet the Company’s anticipated needs to support our equity compensation plan beyond 2019.
Shares Subject to the Plan and Available for Future Grants
If stockholders approve the Plan, then the shares reserved under the Plan will increase by 850,000 shares of our common stock, and the cumulative aggregate share authorization under the Plan will increase to 2,205,764 shares. The following table summarizes information regarding awards outstanding and shares remaining available for grant as of June 10, 2019:

Stock Options Outstanding	—
Weighted Average Exercise Price of Stock Options Outstanding	N/A
Weighted Average Remaining Term of Stock Options Outstanding	N/A
Full Value Awards Outstanding (RSU's and performance-based restricted stock)	598,714
Shares Available for Grant under the 2011 Stock Incentive Plan	144,270

If the shareholders approve the Plan Amendment, we will have 994,270 shares available for future grants of awards under the Plan.

The increase in the number of shares available under the Plan will allow the Board to continue to provide equity incentive awards as part of our long-term incentive compensation program described in the Compensation Disclosure & Analysis section of the proxy statement.

Summary of the Material Terms of the Plan, As Amended

A summary of the material terms of the Plan, as amended by the Plan Amendment, is set forth below. This summary is qualified in its entirety by the detailed provisions of the Plan, as amended, a copy of which is attached as Appendix A to this Proxy Statement and which is incorporated by reference into this proposal. We encourage stockholders to read and refer to the complete plan document in Appendix A for a more complete description of the Plan, as amended.

Background and Purpose

The Plan is intended to promote long-term growth and profitability by providing key people with incentives to improve the value of the Company and contribute to our growth and financial success and by enabling us to attract, retain and reward the best-available employees, officers, directors, and other service providers.

Eligibility and Participation

Participation in the Plan is open to all of our employees, officers, directors and other individuals who provide services to us or any of our affiliates, as the administrator of the Plan may select from time to time.  Our Compensation Committee serves as the administrator.  The administrator may also grant awards to individuals in connection with their hiring, recruitment or other related circumstance before the date that the relevant individual first performs those services for us or any of our affiliates; however, no awards may vest or become exercisable, and no shares may be issued, before the individual commences performance of those services.  As of the date of this Proxy Statement, six non-employee directors and approximately 4700 employees are eligible to participate in the Plan.

Types of Awards

The Plan provides for the grant of stock options, stock appreciation rights, and other stock-based awards (including performance awards), as each is described more fully below, which may be granted separately or in tandem with other awards.  The administrator is responsible for determining the prices, expiration dates, and other material conditions governing the exercise of the awards granted under the Plan.  We may make or guarantee loans to assist award holders in the exercise of awards or to satisfy any withholding tax obligations arising from awards granted under the Plan, to the extent permitted by law.  Securities laws, however, preclude us from making or guaranteeing any such loans to our executive officers and Company policy prohibits loans to any employees for any reason.  Types of awards that may be granted under the Plan include:

Stock Options.  The administrator may grant tax-qualified incentive stock options, within the meaning of Code Section 422, or nonqualified stock options.  However, only employees of the Company or its subsidiaries may receive tax-qualified incentive stock options.  All stock options must have an exercise price equal to or above the fair market value of our shares on the date of grant and a term of no longer than ten years.  As of June 10, 2019, the fair market value of a share of our Common Stock was $14.97.  An option holder may pay the exercise price in cash or by broker-assisted cashless exercise or, to the extent permitted by the administrator, by tendering shares or by net share settlement, or by any other means that the administrator approves or any combination of the foregoing.

Stock Appreciation Rights.  The administrator may grant stock appreciation rights that entitle the holder to receive a payment in cash, shares or a combination of the foregoing, having an aggregate value that is equal to the excess (if any) on the date of exercise of the fair market value of the underlying shares on that date over the base price of the shares specified in the grant agreement.  The base price per share specified in the grant agreement cannot be less than the lower of the fair market value of shares on the grant date or the exercise price of any tandem stock option award to which the stock appreciation right is related.  No stock appreciation right may have a term longer than ten years’ duration.

Stock-Based Awards.  The administrator may grant stock-based awards in such amounts, on such terms and conditions and for such consideration (including no consideration or such minimum consideration as may be required by law), as the administrator determines.  A stock award may be restricted or unrestricted and may be denominated and paid in cash, shares or other securities, stock-equivalent units, securities or debentures convertible into shares, or any combination of these.

Performance-Based Awards.  The administrator may grant stock-based awards that are “qualified performance-based compensation” within the meaning of Code Section 162(m).  The administrator may determine that the grant of, or lapse of restrictions with respect to, performance-based stock awards may be based upon one or more performance measures or objective performance targets to be attained relative to those performance measures.  Performance targets may include minimum, maximum, intermediate and target levels of performance, with the size of the performance-based stock award or the lapse of restrictions based on the level of performance attained.  The administrator is authorized to make adjustments to the method of calculating the attainment of performance measures or targets in recognition of extraordinary or non-recurring items and items that are either of an unusual nature or of a type that indicates infrequency of occurrence as a separate component of income from continuing operations, changes in tax laws, changes in generally accepted accounting principles or accounting policies, changes related to restructured or discontinued operations, the restatement of prior period financial results, or any other unusual, non-recurring gain or loss that is separately identified and quantified in our financial statements.

For this purpose, “performance measures” mean the criteria established by the administrator in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies and that relate to any of the following, as it may apply to an individual, one or more business unit(s), divisions or subsidiaries or the whole of the Company:

•
Earnings or Profitability Metrics: earnings/loss (gross, operating, net, or adjusted); earnings/loss before interest and taxes (“EBIT”); earnings/loss before interest, taxes, depreciation and amortization (“EBITDA”); profit margins; expense levels or ratios; in each case adjusted to eliminate the effect of any one or more of the following: interest expense, asset impairments, early extinguishment of debt or stock-based compensation expense;

•	Return Metrics: return on investment, assets, equity or capital (total or invested);

•
Cash Flow Metrics: operating cash flow; cash flow sufficient to achieve financial ratios or a specified cash balance; free cash flow; cash flow return on capital; net cash provided by operating activities; cash flow per share; working capital;

•
Liquidity Metrics: capital raising; debt reduction; extension of maturity dates of outstanding debt; debt leverage (debt to capital, net debt-to-capital, debt-to-EBITDA or other liquidity ratios) or access to capital; debt ratings; total or net debt; other similar measures approved by the administrator;

•
Stock Price and Equity Metrics: return on stockholders’ equity; total stockholder return; stock price; stock price appreciation; market capitalization; earnings/loss per share (basic or diluted) (before or after taxes); price-to-earnings ratio; and

•
Strategic and Operating Metrics: geographic footprint; revenue (gross, operating or net); new business or customer wins; market share; market penetration; growth in assets; key hires; management of employment practices and employee benefits; effective income tax rates; business expansion; acquisitions, divestitures, collaborations, licensing or joint ventures; financing; resolution of significant litigation; and legal compliance or risk reduction.

Shares Available Under the Plan; Maximum Awards

The current number of shares of our Common Stock that may be issued with respect to awards granted under the Plan is 1,355,764 shares. If the Plan Amendment is approved, that will increase to 2,205,764 and we will have 994,270 shares available for future grants of awards under the Plan.

The maximum number of shares subject to awards of any combination that may be granted during any one calendar year to any one individual (if the amendment to the Plan is approved by our stockholders at the Annual Meeting, other than a non-employee director) under the Plan is 200,000 shares, except that such maximum number is 200,000 shares with respect to any individual during the first fiscal year that the individual is employed with the Company or any affiliate. The maximum number of shares subject to awards of any combination that may be granted during any one calendar year to any non-employee director under the Plan is 20,000.

Adjustments to Awards

In the event of a stock dividend, stock split or reverse stock split affecting shares, the maximum number of shares for which awards may be granted under the Plan and the maximum number of shares with respect to which awards may be granted during any one fiscal year to any individual, and the number of shares covered by and the exercise price and other terms of outstanding awards, are adjusted to reflect such event.

Except as stated above, in the event of any change affecting shares, the Company or its capitalization, by reason of a spin-off, split-up, dividend, recapitalization, merger, consolidation, or share exchange (other than any such change that is part of a transaction resulting in a “Change in Control” of the Company (as defined in the Plan)), the administrator, in its discretion and without the consent of the holders of the awards, may make appropriate adjustments to the maximum number and type of shares reserved for issue or with respect to which awards may be granted under the Plan (in the aggregate, with respect to any individual during any one calendar year and with respect to which awards that are intended to be tax-qualified as incentive stock options under the Code); and any adjustments in outstanding awards, including, but not limited to, modifying the number, kind and price of securities subject to awards.

In the event of any transaction resulting in a “Change in Control” of the Company (as defined in the Plan), outstanding stock options and other awards that are payable or convertible into shares terminate on the effective time of the “Change in Control,” unless provision is made for the continuation, assumption, or substitution of the awards by the surviving or successor entity or its parent. In the event of such a termination, the holders of stock options and other awards under the Plan are permitted, immediately before the “Change in Control,” to exercise or convert all portions of the awards that are then exercisable or convertible.

Further, in the event that a “Change in Control” of the Company (as defined in the Plan) occurs after a performance-based stock award has been granted but before completion of the applicable performance period, a pro rata portion of such award becomes payable (or a pro rata portion of the lapse restrictions lapses, as applicable) as of the date of the “Change in Control” to the extent otherwise earned on the basis of achievement of the pro rata portion of the performance measures and performance targets relating to the portion of the performance period completed as of the date of the “Change in Control.”

Without the consent of award holders, the administrator may make adjustments to the terms and conditions of, and the criteria included in, awards in recognition of unusual or non-recurring events affecting the Company, the financial statements of the Company or any affiliate, changes in applicable laws, regulations, or accounting principles, whenever the administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

No Rights as a Stockholder

Under the 2011 Plan and our form of restricted stock unit grant agreement, RSU grantees are not entitled to any of the rights of a stockholder (including voting rights and rights to dividends) with respect to any shares that may be issued in settlement of the RSUs until the RSU’s vest and shares are issued. We do not anticipate paying cash dividends on our common stock in the foreseeable future and intend to retain future earnings to finance the growth and development of our business.

Clawback

The 2011 Plan provides that awards are subject to mandatory repayment by the grantee to the Company to the extent set forth the grantee is subject to any applicable laws, rules, or regulations which impose mandatory recoupment, under circumstances set forth in such applicable laws, rules, or regulations.

Amendment and Termination

The Board may terminate, amend or modify the Plan or any portion of it at any time without stockholder approval, subject to such restrictions on amendments and modifications as may apply under applicable laws or listing rules.

Compliance with Listing Rules

While shares are listed for trading on any stock exchange or market, the Board and the administrator agree that they will not make any amendments, issue any awards or take any action under the Plan unless such action complies with the relevant listing rules.

Summary of Certain Material U.S. Federal Income Tax Consequences

The U.S. federal income tax consequences of awards under the Plan for participants and the Company will depend on the type of award granted. The following summary description of certain material U.S. federal income tax consequences is intended only for the general information of our stockholders. This summary is not intended to be exhaustive, and the exact tax consequences to any participant depend upon his or her particular circumstances and other facts.  Plan participants should consult their tax advisor with respect to any state, local and non-U.S. tax considerations or relevant federal tax implications of awards granted under the Plan.

Incentive Stock Options.  An option holder recognizes no U.S. federal taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option that qualifies under Code Section 422.  Option holders who neither dispose of their shares within two years of the date that the option was granted or within one year following the exercise of the option, normally recognize a capital gain or loss on the sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares.  If an option holder satisfies these holding periods, on the sale of the shares, we are not entitled to any deduction for federal income tax purposes.  Where an option holder disposes of shares within two years after the date of grant of those options or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (which is not to exceed the gain realized on the sale, if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) is taxed as ordinary income at the time of disposition.  Any gain in excess of that amount is a capital gain.  If a loss is recognized, there is no ordinary income, and such loss is a capital loss.  We will be allowed a business expense deduction to the extent the option holder recognizes ordinary income, subject to our compliance with Code Section 162(m) and to certain reporting requirements.

Nonqualified Stock Options.  Options not designated or qualifying as incentive stock options are nonqualified stock options having no special tax status.  An option holder generally recognizes no U.S. federal taxable income as a result of the grant of the option.  On the exercise of a nonqualified stock option, the option holder normally recognizes ordinary income in the amount equal to the difference between the option exercise price and the fair market value of the shares of Common Stock on the exercise date.  Where the option holder is an employee, such ordinary income generally is subject to withholding of income and employment taxes.  On the sale of shares acquired by the exercise of a nonqualified stock option, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date), is taxed as a capital gain or loss. If we comply with applicable reporting requirements and with the restrictions of Code Section 162(m), we will be entitled to a business expense deduction in the same amount and generally at the same time as the option holder recognizes ordinary income.

Stock Appreciation Rights. A holder of stock appreciation rights generally recognizes no U.S. federal taxable income as a result of the grant of the stock appreciation rights. On the exercise of a stock appreciation right, the holder normally recognizes ordinary income in the amount equal to the difference between the exercise price and the fair market value of the shares of Common Stock on the exercise date.

Stock-Based Awards. The tax consequences of stock awards depend on the type of award. A holder of restricted stock will not recognize any taxable income for U.S. federal income tax purposes in the year of the award, provided that the shares of Common Stock are subject to restrictions (that is, the shares of restricted stock are nontransferable and subject to a substantial risk of forfeiture). However, the holder may elect under Code Section 83(b) to recognize compensation income in the year of the award in an amount equal to the fair market value of the Common Stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the holder does not make such Section 83(b) election, the fair market value of the Common Stock on the date the restrictions lapse (less the purchase price, if any) will be treated as ordinary income to the holder and will be taxable in the year the restrictions lapse, and dividends paid while the Common Stock is subject to restrictions will be subject to withholding taxes.

A holder of restricted stock units generally recognizes no U.S. federal taxable income as a result of the grant of the restricted stock units. A holder of restricted stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued, or in the case of a cash-settled award, the amount of the cash payment made, to such holder at the end of the restriction period or, if later, the payment date.

Code Section 280G. To the extent payments which are contingent on a change in control are determined to exceed certain limitations, such payments may be subject to a 20% nondeductible excise tax, and the Company’s deduction with respect to the associated compensation expense may be disallowed in whole or in part. The Plan, as amended, includes a Code Section 280G “best after-tax” provision, meaning, if any of the payments under the Plan or otherwise to an individual would constitute parachute payments within the meaning of Code Section 280G and be subject to the excise tax imposed under Code Section 4999, the payments will be reduced by the amount required to avoid the excise tax if such a reduction would give the individual a better after-tax result than if the individual received the payments in full.

New Plan Benefits

The benefits or amounts that are to be allocated to any participant or group of participants are indeterminable as of the date of this Proxy Statement because participation and the types of awards (including options) available under the Plan are subject to the discretion of the administrator. Therefore, no new plan benefits table can be provided at this time.

Required Vote and Board Recommendation

Approval of the Plan Amendment requires the affirmative vote of a majority of the votes cast by holders of shares of Common Stock on the matter.

The Board recommends a vote FOR approval of this proposal. If not otherwise specified, proxies will be voted FOR approval of this proposal.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review & Approval Process for Related Person Transactions

Our Corporate Governance Guidelines require each director to avoid any action, position or interest that conflicts with an interest of the Company or gives the appearance of a conflict.  Although there is no formal written procedure in those Guidelines for handling such situations when they arise, in practice our Board of Directors, or a committee thereof, is responsible for reviewing and approving, all related person transactions. A related person transaction is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any “related person” are participants. A related person is an executive officer, director, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons.

Our Conduct of Business Policy governs related person transactions involving executive officers and the Company.  It prohibits activities or relationships which are incompatible with employment by the Company or which places the executive in a position where there is a conflict between the executive’s private interests and the interests of the Company, its subsidiaries or affiliates.  Executives are required to immediately disclose such situations to their supervisor, the Company’s Ethics Program Compliance Officer, or the Company’s General Counsel for a determination of appropriate action.  The Company maintains a hotline for employees to confidentially report questionable activities or seek advice in handling ethics-related issues.

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange, and to furnish us with such reports. Based solely on a review of copies of such reports for 2018, we believe that during 2018 all reports applicable to our officers, directors and greater than 10% beneficial owners were filed on a timely basis.

Stockholder Proposals and Director Nominations

Proposals for Inclusion in Proxy Materials

Stockholders may present proposals for inclusion in the Company’s proxy statement for the 2020 Annual Meeting of Stockholders provided they are received by the Company no later than February 26, 2020 and are otherwise in compliance with applicable SEC regulations. If we change the date of the 2020 Annual Meeting by more than 30 days from the date of this year’s Annual Meeting, a stockholder’s written proposal must be received by our Secretary at our principal executive offices a reasonable time before we begin to print and mail our proxy materials for our 2020 Annual Meeting.

Proposals and Director Nominations Not Intended for Inclusion in Proxy Materials

In addition to the above requirements, the Company’s By-laws provide that any stockholder wishing to nominate a candidate for Director or to propose other business at an annual meeting of stockholders of the Company must give written notice that is received by the Secretary of the Company not less than 90 days prior to the anniversary date of the proxy statement relating to the immediately preceding annual meeting of stockholders (no later than March 27, 2020 with respect to the 2020 Annual Meeting of Stockholders); provided that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, such notice must be received not less than 90 days prior to the date of the meeting or, if the first public announcement of the meeting date is less than 100 days before such meeting date, not later than the close of business on the tenth day following the day on which public disclosure of the date of the annual meeting was first made. Such notice must provide certain information specified in the Company’s By-laws. Copies of the Company’s By-laws are available to stockholders without charge upon request to the Company’s Secretary at the Company’s address set forth above.

Annual Report

The Company’s Annual Report for the fiscal year ended December 31, 2018, which is not a part of the proxy soliciting materials, was made available to the Company’s stockholders on April 1, 2019.

General

So far as is now known, there is no business other than that described above to be presented for action by the stockholders at the Annual Meeting, but it is intended that the Proxies will be voted upon any other matters and proposals that may legally come before the meeting and any adjournments thereof in accordance with the discretion of the persons named therein.

Cost of Solicitation

The cost of solicitation of proxies will be borne by the Company. It is expected that the solicitations will be made primarily by mail and e-mail, but employees or representatives of the Company may also solicit proxies by telephone and in person, and arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxy material to their principals at the expense of the Company.

By Order of the Board of Directors,

Kenneth L. Crawford, Secretary
June 25, 2019

APPENDIX A

GP STRATEGIES CORPORATION
2011 STOCK INCENTIVE PLAN
(As Amended)

1.	Establishment, Purpose and Types of Awards
GP STRATEGIES CORPORATION, a Delaware corporation (the “Company”), hereby establishes the GP STRATEGIES 2011 STOCK INCENTIVE PLAN (the “Plan”). The purpose of the Plan is to promote the long-term growth and profitability of the Company by (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Company through their future services, and (ii) enabling the Company to attract, retain and reward the best-available personnel.
The Plan permits the granting of stock options (including incentive stock options qualifying under Code section 422 and nonqualified stock options), stock appreciation rights, restricted or unrestricted stock awards, restricted stock units, performance awards, other stock-based awards, or any combination of the foregoing.
This Plan replaces the Company’s 1973 Non-qualified Stock Option Plan (the “1973 Plan”) and 2003 Incentive Stock Plan (the “2003 Plan”). Upon approval of this Plan by the Company’s Board (the “Effective Date”), no further awards will be made under the 1973 Plan and the 2003 Plan.
The Plan has been amended as of April 27, 2016 (the “Amendment Date”) to reflect certain changes in applicable laws, rules, and regulations and to make certain additional changes.

2.	Definitions
Under this Plan, except where the context otherwise indicates, the following definitions apply:
(a)    “Administrator” means the Board or the committee(s) or officer(s) appointed by the Board that have authority to administer the Plan as provided in Section 3 hereof.
(b)    “Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies, and partnerships). For this purpose, “control” shall mean ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity, or the power to direct the management and policies of the entity, by contract or otherwise.
(c)    “Award” means any stock option, stock appreciation right, stock award, restricted stock unit award, performance award, or other stock-based award.
(d)    “Board” means the Board of Directors of the Company.
(e)    “Change in Control” means: (i) the acquisition (other than from the Company) in one or more transactions by any Person, as defined in this Section 2(e), of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 50% or more of (A) the then outstanding shares of the securities of the Company, or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Company Voting Stock”); (ii) the closing of a sale or other conveyance of all or substantially all of the assets of the Company; or (iii) the effective time of any merger, share exchange, consolidation, or other business combination involving the Company if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who, immediately prior to such transaction, held the Company Voting Stock; provided, however, that a Change in Control shall not include any transaction effected exclusively to change the domicile of the Company, and that for purposes of any Award or subplan that constitutes a “nonqualified deferred compensation plan,” within the meaning of Code section 409A, the Administrator, in its discretion, may specify a different definition of Change in Control in order to comply with the provisions of Code section 409A. For purposes of this Section 2(e), a “Person” means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, other than: employee benefit plans sponsored or maintained by the Company and by entities controlled by the Company or an underwriter of the Common Stock in a registered public offering.
(f)    “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.
(g)    “Common Stock” means shares of common stock of the Company, par value of $0.01 per share.

(h)    “Fair Market Value” means, with respect to the Common Stock, as of any date:
(i)    if the principal market for the Common Stock (as determined by the Administrator if the Common Stock is listed or admitted to trading on more than one exchange or market) is a national securities exchange or an established securities market, the official closing price per share of Common Stock for the regular market session on that date on the principal exchange or market on which the Common Stock is then listed or admitted to trading or, if no sale is reported for that date, on the last preceding day on which a sale was reported;
(ii)    if the principal market for the Common Stock is not a national securities exchange or an established securities market, the average of the highest bid and lowest asked prices for the Common Stock on that date as reported on a national quotation system or, if no prices are reported for that date, on the last preceding day on which prices were reported; or
(iii)    if the Common Stock is neither listed or admitted to trading on a national securities exchange or an established securities market, nor quoted by a national quotation system, the value determined by the Administrator in good faith by the reasonable application of a reasonable valuation method.
(i)    “Grant Agreement” means a written document, including an electronic writing acceptable to the Administrator, memorializing the terms and conditions of an Award granted pursuant to the Plan and which shall incorporate the terms of the Plan.
(j)    “Performance Measures” mean criteria established by the Administrator relating to any of the following, as it may apply to an individual, one or more business units, divisions or subsidiaries, or on a Company-wide basis, and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies, with or without adjustment as provided in Section 6(c)(ii):
(i)    Earnings or Profitability Metrics: earnings/loss (gross, operating, net, or adjusted); earnings/loss before interest and taxes (“EBIT”); earnings/loss before interest, taxes, depreciation and amortization (“EBITDA”); profit margins; expense levels or ratios; in each case adjusted to eliminate the effect of any one or more of the following: interest expense, asset impairments, early extinguishment of debt or stock-based compensation expense;
(ii)    Return Metrics: return on investment, assets, equity or capital (total or invested);
(iii)    Cash Flow Metrics: operating cash flow; cash flow sufficient to achieve financial ratios or a specified cash balance; free cash flow; cash flow return on capital; net cash provided by operating activities; cash flow per share; working capital;
(iv)    Liquidity Metrics: capital raising; debt reduction; extension of maturity dates of outstanding debt; debt leverage (debt to capital, net debt-to-capital, debt-to-EBITDA or other liquidity ratios) or access to capital; debt ratings; total or net debt; other similar measures approved by the Administrator;
(v)    Stock Price and Equity Metrics: return on stockholders’ equity; total stockholder return; stock price; stock price appreciation; market capitalization; earnings/loss per share (basic or diluted) (before or after taxes); price-to-earnings ratio; and
(vi)    Strategic and Operating Metrics: geographic footprint; revenue (gross, operating or net); new business or customer wins; market share; market penetration; growth in assets; key hires; management of employment practices and employee benefits; effective income tax rates; business expansion; acquisitions, divestitures, collaborations, licensing or joint ventures; financing; resolution of significant litigation; and legal compliance or risk reduction.
(k)    “Prior Plans” means the 1973 Plan and the 2003 Plan.

3.	Administration
(a)    Administration of the Plan. The Plan shall be administered by the Board or by such committee or committees as may be appointed by the Board from time to time.
(b)    Powers of the Administrator. The Administrator shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards.

The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine the eligible persons to whom, and the time or times at which Awards shall be granted; (ii) determine the types of Awards to be granted; (iii) determine the number of shares to be covered by or used for reference purposes for each Award; (iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Administrator shall deem appropriate; (v) modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided, however, that, except as provided in Section 6 or 7(d) of the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder and no such modification, amendment or substitution that results in repricing the Award shall be made without prior stockholder approval); (vi) accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any grantee’s employment or other relationship with the Company; provided, however, that no such waiver or acceleration of lapse restrictions shall be made with respect to a performance-based stock award granted to an executive officer of the Company if such waiver or acceleration is inconsistent with Code section 162(m); (vii) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid with respect to a performance period; and (viii) for any purpose, including but not limited to, qualifying for preferred tax treatment under foreign tax laws or otherwise complying with the regulatory requirements of local or foreign jurisdictions, to establish, amend, modify, administer or terminate sub-plans, and prescribe, amend and rescind rules and regulations relating to such sub-plans.
The Administrator shall have full power and authority, in its sole and absolute discretion, to administer, construe and interpret the Plan, Grant Agreements and all other documents relevant to the Plan and Awards issued thereunder, to establish, amend, rescind and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable, and to correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Administrator shall deem it desirable to carry it into effect.
(c)    Non-Uniform Determinations. The Administrator’s determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Grant Agreements evidencing such Awards, and the ramifications of a Change in Control upon outstanding Awards) need not be uniform and may be made by the Administrator selectively among Awards or persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.
(d)    Limited Liability. To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.
(e)    Indemnification. To the maximum extent permitted by law and by the Company’s charter and by-laws, the members of the Administrator shall be indemnified by the Company in respect of all their activities under the Plan.
(f)    Effect of Administrator’s Decision. All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator’s sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any participants in the Plan and any other employee, consultant, or director of the Company, and their respective successors in interest.

4.	Shares Available for the Plan; Maximum Awards
Subject to adjustments as provided in Section 7(d) of the Plan, the maximum number of shares of Common Stock that may be issued with respect to Awards granted under the Plan shall be [2,205,764]. No more than an aggregate of [2,205,764] shares of Common Stock may be issued pursuant to incentive stock options intended to qualify under Code section 422. The Company shall reserve such number of shares for Awards under the Plan, subject to adjustments as provided in Section 7(d) of the Plan.
If any Award, or portion of an Award, under the Plan or Prior Plans expires or terminates unexercised, becomes unexercisable, is forfeited or otherwise terminated, surrendered or canceled as to any shares, or is settled in cash without delivery of shares of Common Stock, the shares subject to such Award shall thereafter be available for Awards under the Plan; provided, however, that the withholding, surrender or tender of shares of Common Stock for payment of the exercise price of an Award or satisfaction of tax withholding obligations in connection with an Award shall not make any such withheld, surrendered or tendered shares available for issuance under the Plan.

Subject to adjustments as provided in Section 7(d) of the Plan, the maximum number of shares of Common Stock subject to Awards of any combination that may be granted during any one fiscal year of the Company to any one individual (other than, as of the Amendment Date, a non-employee director) under this Plan shall be limited to 200,000 shares; provided, however, that such maximum number shall be 200,000 shares with respect to any individual during the first fiscal year that the individual is employed with the Company or an Affiliate. Such per-individual limit shall not be adjusted to effect a restoration of shares of Common Stock with respect to which the related Award is terminated, surrendered or canceled.
As of the Amendment Date and subject to and contingent upon approval by the Company’s stockholders, and subject to adjustments as provided in Section 7(d) of the Plan, the maximum number of shares of Common Stock subject to Awards of any combination that may be granted during any one fiscal year of the Company to any one individual who is a non-employee director under this Plan shall be limited to 20,000. Such per-individual non-employee director limit shall not be adjusted to effect a restoration of shares of Common Stock with respect to which the related Award is terminated, surrendered or canceled.

5.	Participation
Participation in the Plan shall be open to all employees, officers, and directors of, and other individuals providing bona fide services to or for, the Company, or of any Affiliate of the Company, as may be selected by the Administrator from time to time. The Administrator may also grant Awards to individuals in connection with hiring, retention or otherwise, prior to the date the individual first performs services for the Company or an Affiliate, provided that such Awards shall not become vested or exercisable, and no shares shall be issued to such individual, prior to the date the individual first commences performance of such services.

6.	Awards
The Administrator, in its sole discretion, establishes the terms of all Awards granted under the Plan. Awards may be granted individually or in tandem with other types of Awards, concurrently with or with respect to outstanding Awards. All Awards are subject to the terms and conditions provided in the Grant Agreement.
(a)    Stock Options. The Administrator may from time to time grant to eligible participants Awards of incentive stock options as that term is defined in Code section 422 or nonqualified stock options; provided, however, that Awards of incentive stock options shall be limited to employees of the Company or of any current or hereafter existing “parent corporation” or “subsidiary corporation,” as defined in Code sections 424(e) and (f), respectively, of the Company and any other individuals who are eligible to receive incentive stock options under the provisions of Code section 422. Options must have an exercise price at least equal to Fair Market Value as of the date of grant and may not have a term in excess of ten years’ duration. No stock option shall be an incentive stock option unless so designated by the Administrator at the time of grant or in the Grant Agreement evidencing such stock option.
(b)    Stock Appreciation Rights. The Administrator may from time to time grant to eligible participants Awards of Stock Appreciation Rights (“SAR”). An SAR entitles the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Grant Agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised. The base price per share specified in the Grant Agreement shall not be less than the lower of the Fair Market Value on the grant date or the exercise price of any tandem stock option Award to which the SAR is related. No SAR shall have a term longer than ten years’ duration. Payment by the Company of the amount receivable upon any exercise of an SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. If upon settlement of the exercise of an SAR a grantee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.
(c)    Stock Awards.
(i)    The Administrator may from time to time grant stock awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. A stock award may be denominated in Common Stock or other securities, stock-equivalent units or restricted stock units, securities or debentures convertible into Common Stock, or any combination of the foregoing and may be paid in Common Stock or other securities, in cash, or in a combination of Common Stock or other securities and cash, all as determined in the sole discretion of the Administrator.

(ii)    The Administrator may grant stock awards in a manner constituting “qualified performance-based compensation” within the meaning of Code section 162(m). The grant of, or lapse of restrictions with respect to, such performance-based stock awards shall be based upon one or more Performance Measures and objective performance targets to be attained relative to those Performance Measures, all as determined by the Administrator. Performance targets may include minimum, maximum, intermediate and target levels of performance, with the size of the performance-based stock award or the lapse of restrictions with respect thereto based on the level attained. A performance target may be stated as an absolute value or as a value determined relative to prior performance, one or more indices, budget, one or more peer group companies, any other standard selected by the Administrator, or any combination thereof. The Administrator shall be authorized to make adjustments in the method of calculating attainment of Performance Measures and performance targets in recognition of: (A) extraordinary or non-recurring items and items that are either of an unusual nature or of a type that indicates infrequency of occurrence as a separate component of income from continuing operations; (B) changes in tax laws; (C) changes in generally accepted accounting principles or changes in accounting policies; (D) charges related to restructured or discontinued operations; (E) restatement of prior period financial results; and (F) any other unusual, non-recurring gain or loss that is separately identified and quantified in the Company’s financial statements; provided, that the Administrator’s decision as to whether such adjustments will be made with respect to any Covered Employee, within the meaning of Code section 162(m), is determined when the performance targets are established for the applicable performance period. Notwithstanding the foregoing, the Administrator may, at its sole discretion, modify the performance results upon which Awards are based under the Plan to offset any unintended results arising from events not anticipated when the Performance Measures and performance targets were established; provided, that such modifications may be made with respect to an Award granted to any Covered Employee, within the meaning of Code section 162(m), only to the extent permitted by Code section 162(m) if the Award was intended to constitute “qualified performance-based compensation” within the meaning of Code section 162(m). Notwithstanding anything in the Plan to the contrary, the Administrator is not authorized to waive or accelerate the lapse of restrictions on a performance-based stock award granted to any Covered Employee, within the meaning of Code section 162(m) except upon death, disability or a change of ownership or control of the Company. In the event that a Change in Control occurs after a performance-based stock award has been granted but before completion of the applicable performance period, a pro rata portion of such Award shall become payable (or a pro rata portion of the lapse restrictions shall lapse, as applicable) as of the date of the Change in Control to the extent otherwise earned on the basis of achievement of the pro rata portion of the Performance Measures and performance targets relating to the portion of the performance period completed as of the date of the Change in Control.

7.	Miscellaneous
(a)    Withholding of Taxes. Grantees and holders of Awards shall pay to the Company or its Affiliate, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date by which such action is required to be taken under the Code. The Company or its Affiliate may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder of an Award. In the event that payment to the Company or its Affiliate of such tax obligations is made in shares of Common Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes and shall not exceed in amount the minimum statutory tax withholding obligation.
(b)    Loans. To the extent otherwise permitted by law, the Company or its Affiliate may make or guarantee loans to grantees to assist grantees in exercising Awards and satisfying any withholding tax obligations.
(c)    Transferability. Except as otherwise determined by the Administrator, and in any event in the case of an incentive stock option or a stock appreciation right granted with respect to an incentive stock option, no Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Administrator in accord with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee’s guardian or legal representative.
(d)    Adjustments for Corporate Transactions and Other Events.
(i)    Stock Dividend, Stock Split and Reverse Stock Split. In the event of a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, (A) the maximum number of shares of such Common Stock as to which Awards may be granted under this Plan and the maximum number of shares with respect to which Awards may be granted during any one fiscal year of the Company to any individual, as provided in Section 4 of the Plan, and (B) the number of shares covered by and the exercise price and other terms of outstanding Awards, shall, without further action of the Board, be adjusted to reflect such event. The Administrator may make adjustments, in its discretion, to address the treatment of fractional shares and fractional cents that arise with respect to outstanding Awards as a result of the stock dividend, stock split or reverse stock split.

(ii)    Non-Change in Control Transactions. Except with respect to the transactions set forth in Section 7(d)(i), in the event of any change affecting the Common Stock, the Company or its capitalization, by reason of a spin-off, split-up, dividend, recapitalization, merger, consolidation or share exchange, other than any such change that is part of a transaction resulting in a Change in Control of the Company, the Administrator, in its discretion and without the consent of the holders of the Awards, shall make (A) appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan, in the aggregate and with respect to any individual during any one fiscal year of the Company, as provided in Section 4 of the Plan; and (B) any adjustments in outstanding Awards, including but not limited to reducing the number, kind and price of securities subject to Awards as the Administrator determines to be appropriate and equitable.
(iii)    Change in Control Transactions. In the event of any transaction resulting in a Change in Control of the Company, outstanding stock options and other Awards that are payable in or convertible into Common Stock under this Plan will terminate upon the effective time of such Change in Control unless provision is made in connection with the transaction for the continuation or assumption of such Awards by, or for the substitution of the equivalent awards, as determined in the sole discretion of the Administrator, of, the surviving or successor entity or a parent thereof. In the event of such termination, the holders of stock options and other Awards under the Plan will be permitted, immediately before the Change in Control, to exercise or convert all portions of such stock options or other Awards under the Plan that are then exercisable or convertible or which become exercisable or convertible upon or prior to the effective time of the Change in Control.
(iv)    Unusual or Nonrecurring Events. The Administrator is authorized to make, in its discretion and without the consent of holders of Awards, adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
(e)    Substitution of Awards in Mergers and Acquisitions. Awards may be granted under the Plan from time to time in substitution for awards held by employees, officers, consultants or directors of entities who become or are about to become employees, officers, consultants or directors of the Company or an Affiliate as the result of a merger or consolidation of the employing entity with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets or stock of the employing entity. The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted.
(f)    Termination, Amendment and Modification of the Plan. The Board may terminate, amend or modify the Plan or any portion thereof at any time. Except as otherwise determined by the Board, termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
(g)    Non-Guarantee of Employment or Service. Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an individual to continue in the service of the Company or shall interfere in any way with the right of the Company to terminate such service at any time with or without cause or notice and whether or not such termination results in (i) the failure of any Award to vest; (ii) the forfeiture of any unvested or vested portion of any Award; and/or (iii) any other adverse effect on the individual’s interests under the Plan.
(h)    Compliance with Securities Laws; Listing and Registration. If at any time the Administrator determines that the delivery of Common Stock under the Plan is or may be unlawful under the laws of any applicable jurisdiction, or Federal, state or foreign securities laws, the right to exercise an Award or receive shares of Common Stock pursuant to an Award shall be suspended until the Administrator determines that such delivery is lawful. If at any time the Administrator determines that the delivery of Common Stock under the Plan is or may violate the rules of the national exchange on which the shares are then listed for trade, the right to exercise an Award or receive shares of Common Stock pursuant to an Award shall be suspended until the Administrator determines that such delivery would not violate such rules. The Company shall have no obligation to effect any registration or qualification of the Common Stock under Federal, state or foreign laws.
The Company may require that a grantee, as a condition to exercise of an Award, and as a condition to the delivery of any share certificate, make such written representations (including representations to the effect that such person will not dispose of the Common Stock so acquired in violation of Federal, state or foreign securities laws) and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue the Common Stock in compliance with applicable Federal, state or foreign securities laws. The stock certificates for any shares of Common Stock issued pursuant to this Plan may bear a legend restricting transferability of the shares of Common Stock unless such shares are registered or an exemption from registration is available under the Securities Act of 1933, as amended, and applicable state or foreign securities laws.
(i)    No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.
(j)    Governing Law. The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Delaware, without regard to its conflict of laws principles.
(k)    409A Savings Clause. The Plan and all Awards granted hereunder are intended to comply with, or otherwise be exempt from, Code section 409A. The Plan and all Awards granted under the Plan shall be administered, interpreted, and construed in a manner consistent with Code section 409A to the extent necessary to avoid the imposition of additional taxes under Code section 409A(a)(1)(B). Should any provision of the Plan, any Award Agreement, or any other agreement or arrangement contemplated by the Plan be found not to comply with, or otherwise be exempt from, the provisions of Code section 409A, such provision shall be modified and given effect (retroactively if necessary), in the sole discretion of the Administrator, and without the consent of the holder of the Award, in such manner as the Administrator determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Code section 409A. Notwithstanding anything in the Plan to the contrary, in no event shall the Administrator exercise its discretion to accelerate the payment or settlement of an Award where such payment or settlement constitutes deferred compensation within the meaning of Code section 409A unless, and solely to the extent that, such accelerated payment or settlement is permissible under Treasury Regulation section 1.409A-3(j)(4) or any successor provision.
(l)    280G Best After-Tax Provision. If any grantee under the Plan is a “disqualified individual” (as defined in Code section 280G(c)), then, notwithstanding any other provision of the Plan or of any agreement, contract, or understanding heretofore or hereafter entered into by a grantee with the Company or its Affiliate, except an agreement, contract, or understanding that expressly addresses Code section 280G and/or Code section 4999 (an “Other Agreement”) to the contrary and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to a participant (including groups or classes of grantees or beneficiaries of which the grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the participant (a “Benefit Arrangement”), any right of the grantee to any exercise, vesting, payment, or benefit under the Plan shall be reduced or eliminated:
(i)    to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the grantee under the Plan, all Other Agreements, and all Benefit Arrangements, would cause any exercise, vesting, payment, or benefit to the participant under the Plan to be considered a “parachute payment” (as defined in Code section 280G(b)(2)); and
(ii)    if, as a result of receiving such parachute payment, the aggregate after-tax amounts received by the participant from the Company under the Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the participant without causing any such payment or benefit to be considered a parachute payment.
Except as required by Code section 409A or to the extent that Code section 409A permits discretion, the Administrator shall have the right, in the Administrator’s sole discretion, to designate those rights, payments, or benefits under the Plan, all Other Agreements, and all Benefit Arrangements that should be reduced or eliminated so as to avoid having such rights, payments, or benefits be considered a parachute payment; provided, however, to the extent any payment or benefit constitutes deferred compensation under Code section 409A, in order to comply with Code section 409A, the Company shall instead accomplish such reduction by first reducing or eliminating any cash payments (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any accelerated vesting of performance awards, then by reducing or eliminating any accelerated vesting of stock options or stock appreciation rights, then by reducing or eliminating any accelerated vesting of stock awards, restricted stock unit awards, or other stock-based awards, then by reducing or eliminating any other remaining parachute payments.
(m)    Clawback. As of the Amendment Date, each Award granted pursuant to the Plan (whether prior to, on, or following the Amendment Date) shall be subject to mandatory repayment by the grantee to the Company (i) to the extent set forth in this Plan or a Grant Agreement or (ii) to the extent the grantee is, or in the future becomes, subject to (1) any Company or

Affiliate “clawback” or recoupment policy, or (2) any applicable laws, rules, or regulations which impose mandatory recoupment, under circumstances set forth in such applicable laws, rules, or regulations. Receipt of an Award under the Plan following the Amendment Date shall be subject to the grantee’s acknowledgment and agreement that such grantee’s previously-granted Awards, if any, shall be deemed amended to incorporate this requirement.
(n)    Effective Date; Termination Date. The Plan is effective as of the date on which the Plan is adopted by the Board, subject to approval of the stockholders within twelve months before or after such date. No Award shall be granted under the Plan after the close of business on the tenth anniversary of the Effective Date. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.
PREVIOUS PLAN APPROVALS
Effective Date: October 14, 2011
Date Plan Approved by the Stockholders: December 14, 2011
Amendment Date: April 27, 2016
Date Amendment Approved by the Stockholders: June 22, 2016

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The Board of Directors recommends you vote FOR the following:

1. Election of Directors

	Nominees	For	Against	Abstain
1A	Tamar Elkeles	☐	☐	☐
1B	Marshall S. Geller	☐	☐	☐
1C	Scott N. Greenberg	☐	☐	☐
1D	Steven E. Koonin	☐	☐	☐
1E	Jacques Manardo	☐	☐	☐
1F	Richard C. Pfenniger	☐	☐	☐
1G	Samuel D. Robinson	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com

GP STRATEGIES CORPORATION
Annual Meeting of Stockholders
August 7, 2019
This proxy is solicited by the Board of Directors

Revoking any such prior appointment, the undersigned, a stockholder of GP Strategies Corporation, hereby appoints Scott N. Greenberg and Adam H. Stedham, and each of them, attorneys and agents of the undersigned, with full power of substitution, to vote all shares of the Common Stock of the undersigned in said Company at the Annual Meeting of Stockholders of said Company to be held at GP Strategies Corporation's corporate headquarters office located at 70 Corporate Center, 11000 Broken Land Parkway, Suite 200, Columbia, MD on August 7, 2019, at 10:30 a.m., local time, and at any adjournments thereof, as fully and effectually as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated on the reverse side.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

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